MEMBER INTEREST PURCHASE AGREEMENT

	THIS MEMBER INTEREST PURCHASE AGREEMENT ("Purchase Agreement") is entered into as of the 21st day of January, 2011, by and among Delta Mechanical Group, LLC, a Delaware limited liability company ("DMG"), Iron Eagle Group, Inc., a Delaware corporation ("Iron Eagle" and DMG are collectively referred to as "Buyer"), with offices located at 61
West 62nd Street, Suite 23F, New York, New York 10023 and Bruce A. Bookbinder, an individual and resident of 105 Stubble Brook Road, West Greenwich, Rhode Island 02817 ("Seller" or "Selling Member"). Selling Member is the sole owner of all of the membership interests
("Membership Interest") of Sycamore Enterprises LLC, a Rhode Island limited liability company ("Sycamore"), holder of all of the outstanding membership interests of Delta Mechanical Contractors, LLC, a Delaware limited liability company ("Company"). Selling Member and Buyer are sometimes hereinafter referred to collectively as "Parties".

W I T N E S S E T H:

	WHEREAS, Selling Member owns the Membership Interest in Sycamore;
and

	WHEREAS, Sycamore is the sole member in the Company; and

	WHEREAS, Company is the wholly owned subsidiary of Sycamore; and

         WHEREAS, Company is a mechanical contractor concentrating in the business of installing plumbing, heating, ventilation, air conditioning and fire protection systems in commercial, governmental and institutional facilities in Rhode Island, Massachusetts, New Hampshire and Connecticut; and

         WHEREAS, Selling Member is desirous of selling all of his Membership Interest in Sycamore; and

	WHEREAS, Buyer desires to purchase all of the Selling Member's right, title and interest in and to the Membership Interest upon the terms and conditions set forth in this Purchase Agreement
("Transaction").

	NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

                             ARTICLE I
                            DEFINITIONS

	1.01	Definitions. As used in this Purchase Agreement, terms
defined in the preamble and recitals of this Purchase Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:


	"Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person, whether by virtue of equity ownership, common management, contract or otherwise; where "control" and its derivatives mean the legal right or practical ability to direct or materially influence the management, financial or operational decisions or actions of such Person.
	"Buyer" shall mean collectively Delta Mechanical Group, LLC, a Delaware limited liability company and Iron Eagle Group, Inc., a Delaware corporation.

	"Buyer Note" shall have the meaning set forth in Section 2.02(a) of this Purchase Agreement.

	"Business" shall mean the business of the Company as described in the Recitals of this Purchase Agreement.

	"Closing" shall mean the single closing of the transactions contemplated by this Purchase Agreement on the Closing Date.

	"Closing Date" shall mean the date of this Purchase Agreement.

	"Code" shall mean the Internal Revenue Code of 1986 and all regulations promulgated thereunder, as the same from time to time have been amended.

	"Company" shall mean Delta Mechanical Contractors, LLC, a
Delaware limited liability company.

	"Company's Accountants" shall mean Feeley & Driscoll, P.C., 200 Portland Street, Boston, Massachusetts 02114.

	"Competitive Business" has the meaning set forth in Section 6.07.

	"Consent" shall mean any consent, approval or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

	"Contract" shall mean any legally enforceable contract, lease, agreement, license, arrangement, commitment or understanding, oral or written, to which Buyer or Company is a party or by which it or any of its properties or assets may be bound or affected.

	"EBITDA" shall mean, with respect to any twelve (12) month period, the calculation of net earnings of Buyer ("Calculation") before taking into account the payment of interest, income taxes, depreciation and amortization for such period determined in accordance with GAAP, applied on a consistent basis subject to the following: (a) the Calculation shall exclude: (i) acquisitions of other companies or business assets in the ordinary course of business and consummated by Buyer after the date of this Purchase Agreement; (ii), overhead or expenses of any Affiliate of Buyer, unless such Affiliate is providing services or goods to the Buyer needed or necessary for the business of Buyer and then only if such amounts are commercially reasonable and not in excess of the costs Buyer could obtain from non-Affiliated third parties; (iii) any increase in the cost of employee benefits or labor costs caused by Buyer's change in the Employee Benefit Plans currently maintained by Company or other changes in labor relations structure, including any net increase in the cost of retirement plans, insurance or bonding; and (iv) costs incurred by Selling Member previously included in the EBITDA calculation to determine net earnings if said expense relates specifically to an indemnity or reimbursement to Buyer and not related to the operations of Company. All payments to executive officers and directors or managers of the Company shall be commercially reasonable and not materially greater that those paid by the Company immediately prior to the Closing.

	"Employment Agreements" shall mean the employment agreements between Buyer and each of the Executives, Bruce A. Bookbinder and David
M. Greenberg.

	"Environmental Law" shall mean any Law relating to (a) the protection, preservation or restoration of the environment (including air, water vapor, surface water, ground-water, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or to human health or safety; or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal, of Hazardous Substances. Environmental Laws include, but are not limited to, (a) the Federal Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act of 1972, the Federal Clean Air Act, the Federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the Federal Solid Waste Disposal and the Federal Toxic Substances Control Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Federal Occupational Safety and Health Act of 1970, each as amended; and (b) any common law or equitable doctrine (including injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose Liability or obligations for injuries or damages due to, or threatened as a result of, the presence of, effects of or exposure to any Hazardous Substance.

	"ERISA" shall mean the Employee Retirement Income Security Act of 1974 (and any sections of the Code amended by it) and all regulations promulgated thereunder, as the same have from time to time been amended.

	"Estimated Working Capital Statement" has the meaning set forth in Section 2.04.

	"Executives" shall mean Bruce A. Bookbinder and David M.
Greenberg.

	"Final Working Capital Statement" has the meaning set forth in
Section 2.04.

	"Financial Statements" shall mean the financial statements of Company as of December 31, 2010, adjusted to reflect the repayment of subordinated debt owed to Selling Member by Company which Financial Statements are attached hereto as Schedule 4.04.

	"Future Contingency Payment(s)" shall have the meaning set forth in Section 2.02(b) of this Purchase Agreement.

	"Future Contingent Payment Certificate(s)" shall have the meaning set forth in Section 2.02(b) of this Purchase Agreement.

	"GAAP" shall mean United States generally accepted accounting principles as in effect from time to time, including, without limitation, applicable statements, bulletins and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

	"Governmental Authority" shall mean any court or any Federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality.

	"Hazardous Substance" shall mean any substance presently or hereafter listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any Governmental Authority or any Environmental Law including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, industrial substance or petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

	"Instrument" shall mean any written Contract, deed, assignment, document of title, note, power of attorney, obligation or other document.

	"Intellectual Property" shall mean all trademarks, service marks, trade names, brands, patents and copyrights relating to or used in the Business, all registrations and applications for registration for such trademarks, copyrights, and patents, processes and designs, and other rights with respect to the foregoing owned or licensed by the Company.

	"Knowledge" shall mean (a) with respect to Company, a fact or information actually known or which should be known by Selling Member or Executives by using reasonable prudence in determining such fact or information; and (b) with respect to Buyer, a fact or information actually known or which should be known by the Chief Executive Officer, Chief Financial Officer or any Vice President or board member of Buyer by using reasonable prudence in determining such fact or information.

	"Laws" shall mean (i) all Federal, state, local and foreign laws, rules and regulations; (ii) all Orders; and (iii) all Permits.

	"Liabilities" shall mean all debts, duties, liabilities, Contracts, commitments, taxes and other obligations of every kind and character of Company, whether accrued, absolute, contingent or otherwise and whether due or to become due.

	"Lien" shall mean any mortgage, pledge, option, escrow, hypothecation, lien, security interest, equitable interest, financing statement, lease, charge, encumbrance, easement, conditional sale or other title retention or security agreement or any other similar restriction, claim or right of others, whether arising by Contract, operation of Law or otherwise; provided, however, Lien shall not include (i) statutory liens for Taxes to the extent that payment thereof is not in the arrears or otherwise due, (ii) encumbrances in the nature of zoning restrictions.

	"Losses" has the meaning set forth in Section 6.02.

	"Material" shall mean to have a material adverse effect on the Company or the Business.

	"Material Adverse Effect" means a material adverse effect on the financial condition of the Company or operations of the Business.

         "Membership Interest" shall mean all of the issued and outstanding membership interest in Sycamore, including all rights of the Selling Member to profits, losses, distributions, voting and other rights.

	"Order" shall mean any judgment, award, order, writ, injunction or decree issued by any Federal, state, local or foreign authority, court, tribunal, agency, or other Governmental Authority, or by any arbitrator, to which Company or its assets are subject, or to which Buyer or its assets are subject, as the case may be.

         "Ordinary Course of Business" shall mean the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).
	"Payment Due Date" shall mean the earlier to occur: (i) date funds have been received from Obligor's investment banking firm to be obtained through proposed equity financing; or (ii)June 2, 2011
	"Permits" shall mean all permits, licenses, approvals, franchises, notices, authorizations and similar filings, Federal, state, local or foreign, necessary to carry on the Business by, or on behalf of, or for the benefit of, Company or Buyer (as the case may be) as currently conducted by, or on behalf of, or for the benefit of, Company or Buyer (as the case may be), or to own, operate or lease the properties and assets owned, operated or leased by, or on behalf of, or for the benefit of, any such Person, or to consummate the transactions contemplated by this Purchase Agreement.

	"Person" shall mean any individual, partnership, joint venture, corporation, limited liability company, and limited partnership, trust, unincorporated organization, Governmental Authority or other entity.

	"Pledge Agreement" shall mean the Pledge and Assignment of Membership Interest Agreement by and among Buyer and Selling Member dated even date herewith, a copy of which is attached hereto as Exhibit A.

	"Proceeding" shall mean any action, suit, claim, investigation, review or other action, at law or in equity, before any Federal, state, municipal or other Governmental Authority.

	"Purchase Agreement" shall mean this Purchase Agreement, including all Schedules and Exhibits attached hereto, as the same may from time to time be amended according to the terms hereof.

	"Scheduled EBITDA" shall mean EBITDA with respect to each of the twelve (12) month periods set forth below:

Period Ending                        EBITDA

December 31, 2011                   $3,000,000
December 31 2012                    $3,000,000
December 31, 2013                   $3,000,000
December 31, 2014                   $3,000,000

	"Selling Member" shall mean Bruce A. Bookbinder.

         "Tax" or "Taxes" shall mean any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
         "Territory" has the meaning set forth in Section 6.07.
	"Working Capital" shall mean, as of any particular date, the excess of Company's current assets over the Company's current liabilities, determined in accordance with GAAP as of the Closing Date.

	1.02	Rules of Construction. Unless the context otherwise
requires: (a) a term has the meaning assigned to it; (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP; (c) "or" is not exclusive; (d) words in the singular include the plural, and words in the plural include the singular; (e) provisions apply to successive events and transactions; (f) "herein", "hereof", "hereto" and other words of similar import refer to this Purchase Agreement as a whole and not to any particular Article, Section or other subdivision; and (g) any gender used in this Purchase Agreement shall be deemed to include the neuter, masculine and feminine gender. The Parties have participated jointly in the negotiation and drafting of this Purchase Agreement. In the event an ambiguity or question of intent or interpretation arises, this Purchase Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Purchase Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

                               ARTICLE II
                      PURCHASE OF MEMBER INTEREST

	2.01	Purchase of Member Interest of Sycamore. Upon the terms and
subject to the conditions of this Purchase Agreement, at the Closing
(i) Selling Member will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, accept and acquire from Selling Member, all of the Membership Interest for the Purchase Price as set forth in
Section 2.02 of this Agreement.

	2.02	Purchase Price. The aggregate purchase price to be paid by
Buyer for the Purchased Assets shall consist of (i) the Buyer Note described in Section 2.02(a) hereof, subject to the adjustment set forth in Section 2.04 hereof; and (ii) the Future Contingency
Payment(s) described in Section 2.02(b) hereof.

		(a)	Buyer Note. At Closing, Buyer shall deliver to
Selling Member the Buyer Note in the principal amount of Nine Million ($9,000,000.00) Dollars. Buyer Note shall be in the form attached hereto as Exhibit B ("Buyer Note").

		(b)	Future Contingency Payments.

			(i)	Buyer shall deliver Future Contingency Payments
to Selling Member after the Closing Date as follows: Two Hundred Fifty
Thousand ($250,000.00) Dollars ("Future Contingency Payment") for each period ending December 31 for the years 2011, 2012, 2013 and 2014
("Future Contingency Payment Date"). A Future Contingency Payment shall be made by Buyer if, following the Closing Date Company achieves
EBITDA in excess of Scheduled EBITDA for the applicable Future
Contingency Payment Date as determined in accordance with this Section 2.02(b)(i). The Parties further agree that in no event shall the total of all Future Contingency Payments paid by Buyer to Selling Member exceed One Million ($1,000,000.00) Dollars in the aggregate.

Notwithstanding the aforementioned, Buyer shall have the right to prepay any remaining balance of Future Contingency Payments by providing thirty (30) days written notice to Selling Member ("Notice of

Exercise") of its intention to prepay ("Buy down Right"). The amount of the prepayment to be delivered pursuant to the Buy Down Right shall be calculated as follows: (i) (A) One Million ($1,000,000.00) Dollars minus (B) the aggregate amount of Future Contingency Payments paid by Buyer to the Selling Member through the date the Notice of Exercise subject to the following calculation: (ii) fifty (50%) percent of the amount of the remaining Future Contingency Payments due Selling Member after 2011; sixty-six and 67/100 (66.67%) percent of the amount of the Future Contingency Payment due Selling Member after 2012; eighty-three and 83/100 (83.33%) percent of the amount of the remaining Future Contingency Payment due Seller Member after 2013; and one hundred (100%) percent of the remaining Future Contingency Payments due Selling Member after 2014 from the Notice of Exercise date ("Buy Out Payment"). Future Contingency Payments and the Buy Out Payment shall be made by wire transfer of immediately available funds, delivered on the date set forth in the Notice of Exercise and in no event later than thirty (30) days after the Notice of Exercise is sent to Selling Member.

			(ii)	The Company shall deliver to Buyer copies of
the financial statements of the Company for each twelve (12) month period ending on December 31, 2011, December 31, 2012, December 31,
2013 and December 31, 2014, within thirty (30) days following the end of each period. Such financial statements shall be prepared in compliance with GAAP standards applied on a basis consistent with prior periods. Simultaneously with the delivery of any such financial statements for such period, Company shall deliver or cause to be delivered to Buyer a certificate of its chief financial officer
("Future Contingent Payment Certificate") setting forth and certifying the calculation of EBITDA in reasonable detail of the Future Contingent payment, if any, for such period.

			(iii)	Within ninety (90) days following the end of
the each twelve (12) month period, Buyer shall, in writing to the Selling Member, either accept or dispute the amount of the basis of the calculation of Future Contingency Payment as set forth in the Future Contingency Payment Certificate. In the event Buyer disputes such amount, Buyer shall describe in reasonable detail the nature of the dispute. If the Parties are unable to resolve the dispute within ten
(10) days from the date of receipt of said notice, the Parties shall submit the dispute to an independent public accountant firm with national standing and mutually acceptable to Selling Member and Buyer.
The decision of the independent accounting firm with respect to the calculation of the Future Contingency Payment Certificate shall be binding on the Parties with all fees and expenses of such firm shall be shared equally by Buyer and Selling Member, provided however, that if the Company's calculation of EBITDA varies by more than 10% from the EBITDA determined by the accounting firm designated to resolve the disagreement, the fees and expenses of such firm shall be paid by the Selling Member.

			(iv)	Buyer shall pay to Selling Member the Future
Contingency Payment no later than one hundred twenty (120) days following the end of the each twelve (12) month period, assuming acceptance of the Future Contingency Payment Certificate by Buyer. All such payments shall be made to Selling Member by wire transfer of immediately available funds to an account designated by Selling Member.

	2.04	Purchase Price Adjustment. On the Closing Date, Selling
Member shall deliver to Buyer a statement setting forth an estimate of Sycamore's Working Capital as of the Closing Date ("Estimated Working Capital Statement"). Within thirty (30) days from the Closing Date, Selling Member shall deliver to Buyer a statement ("Final Working Capital Statement") setting forth Sycamore's actual Working Capital as of the Closing Date, certified by the chief operating officer and the chief financial officer of Sycamore.

The Final Working Capital Statement shall be subject to review and approval by Buyer and Selling Member shall have provided Buyer or its designees with reasonable access to Sycamore's officers and auditors, as well as the work papers, books and records and all other materials used in the preparation of the Final Working Capital Statement. If the Working Capital of Sycamore, as set forth in the Final Working Capital Statement approved by Buyer is less than Five Million ($5,000,000.00) Dollars as of the Closing Date, the amount of such shortfall shall constitute a reduction of the Purchase Price set forth herein and the original principal amount of the Buyer Note shall be deemed to be reduced by the same amount. In the event that the Working Capital of Company as set forth in the Final Working Capital Statement approved by Buyer is equal to or exceeds Five Million ($5,000,000.00) Dollars, there shall be no adjustment to the Purchase Price. In no event will any adjustment pursuant to the terms of this Section 2.04 affect the rights and obligations of the Parties with respect to amounts that may be due under Section 2.02(b) of this Purchase Agreement.

	2.05	Collectibility of Accounts. In the event any of the
accounts receivable, retainage receivable, or other assets that relate to construction projects that were completed and billed in full prior to January 31, 2011 and were included in the calculation of the Final Working Capital Statement, remain unpaid as of July 31 2012, the Company and Selling Member, jointly and severally, agree that a post closing adjustment to the Purchase Price will be due Buyer in an amount equal to the excess of the (A) sum of the aggregate face amount of accounts receivable not collected or collectible and the aggregate retainage and other assets not collected or collectible over (B) any and all accounts payable and accrued liabilities that may exist as an offset to the aforementioned accounts receivable, retainage receivable and other assets, and (C) the amount of all accounts receivable, retainage receivable and other assets which are were written off by the company before the Closing Date but which are collected by Buyer after the Closing. The post closing adjustment will also apply in favor of Buyer for accounts receivable, retainage receivable and other assets relating to construction projects that are completed after January 31, 2011 and were included in the Final Working Capital Statement, and remain unpaid as of January 31, 2014. Company shall be exclusively responsible for the collection of receivables.

Any such payment shall be made by certified or bank check payable to the order of Buyer within thirty (30) days after Buyer provides a statement to Company identifying the accounts receivable, retainage and other assets not collected or collectable. Buyer shall, on or before July 31, 2012 and January 31, 2014 respectively, provide Company with an accounting identifying specific accounts which remain uncollected and providing a calculation of the amount due to Buyer pursuant to this
Section 2.05; provided, however, that Buyer's failure to timely provide such accounting shall not in any way be deemed as a waiver of its right to receive payment under this Section 2.05.

Upon receipt of payment from Company and the Selling Member for any such account receivable, retainage or other asset which is not collected, Buyer shall promptly assign its right in and to such account receivable, retainage or other asset to Company. The Parties acknowledge that the provisions of this Section 2.05 shall not apply with respect to completed jobs for amounts which are listed in the January 31, 2011 work-in-progress schedule as billings (accounts receivables) in excess of contract amounts (deferred construction revenue).


         2.06	Closing Deliverables.

		(a)	Selling Member Deliverables. At the Closing, Selling
Member shall deliver to Buyer:

			(i)	Such Consents, estoppel certificates, Permits
and other Instruments as Buyer may reasonably request to enable it to conduct without interruption or disruption the Business;

			(ii)	Closing certificates, duly executed by Company,
dated the Closing Date, in form and substance satisfactory to Buyer, certifying as to the fulfillment of the closing conditions set forth in
Section 2.06(a) hereof;

			(iii)	The Employment Agreement(s), duly executed by
the Executives, dated the Closing Date, in form and substance satisfactory to Buyer;

			(iv)	An executed lease between Company and 44
WILCLAR, LLC, in the form attached hereto as Exhibit C, relating to real estate located at 44 Wilclar Street, Warwick, Rhode Island 02886 for a term of four (4) years upon terms mutually agreed upon and with annual rent in the amount of One Hundred Eighty-Nine Thousand ($189,000.00) Dollars increased annually in accordance with the published CPI-U for New York-New Jersey from the Bureau of Labor Statistics;

			(v)	Financials:

(a)	Audited Financial Statements for Fiscal
Years ending September 30, 2008, 2009 and 2010 of Company and Sycamore.

(b)	Internal financials for three (3) months
ending December 31, 2010.

(c)	Restated internal financials for the
twelve months ending December 31, 2008, 2009 and 2010.

			(vi)	Consent of the bonding company for Company
relating to the Transaction;

			(vii) 	Certificate evidencing the Membership
Interest, endorsed in blank or with executed powers of assignment attached; and

			(viii)	Opinion of Company's Counsel dated the
Closing Date, substantially in the form attached hereto as Exhibit D hereto;

		(b)	Buyer's Deliverables. At the Closing, Buyer shall
have delivered to Selling Member:

			(i)	Executed Buyer Note;

			(ii)	Closing Certificate, duly executed by Buyer,
dated the Closing Date, substantially in form and substance satisfactory to Selling Member, certifying as to the fulfillment of the closing conditions set forth in Sections 3.01(a) and 3.01(b) hereof;

			(iii)	Employment Agreement(s), duly executed by
Buyer, dated the Closing Date;

			(iv)	Pledge Agreement duly executed by Buyer, dated
the Closing Date; and

			(v)	Opinion by Buyer's Counsel dated the Closing
Date, substantially in the form attached hereto as Exhibit E.

                              ARTICLE III
                          CLOSING CONDITIONS

	3.01	Conditions Precedent to the Obligations of Company.  All
obligations of Selling Member under this Purchase Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions:

		(a)	Buyer's Representations and Warranties. The
representations and warranties of Buyer herein contained shall be true and accurate on and as of the Closing Date.

		(b)	Other Agreements. On the Closing Date, the Employment
Agreement(s) and such other Instruments reasonably necessary to carry out the transactions contemplated by this Purchase Agreement shall have been duly executed and delivered by Buyer.

		(c)	No litigation. No Proceeding shall have been
commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and still be pending, and no Proceeding shall have been threatened against Buyer (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions; or
(ii) which if resolved adversely to any party would have a Material Adverse Effect on the financial condition of the Company, business, property, assets or prospects of any such Person.

		(d)	Documentation. All matters and proceedings taken in
connection with the sale of the Membership Interest as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to Company and its counsel.

		(e)	Waiver. Company may waive in writing any condition
precedent contained herein and, upon the exercise of such right of waiver, the transactions contemplated hereby shall be consummated in accordance with the terms contained in this Purchase Agreement as modified by said writing.

	3.02	Conditions Precedent to the Obligations of Buyer.  All
obligations of Buyer under this Purchase Agreement are subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions:

		(a)	Company's Representations and Warranties. The
representations and warranties of Company and Selling Member herein contained shall be true on and as of the Closing Date.

		(b)	Consents and Estoppel Certificates. Buyer shall have
received evidence (or Company and Selling Member shall have covenanted to obtain), satisfactory to Buyer and its counsel, that all of the Consents disclosed in Schedule 4.14 hereto have been duly obtained together with estoppel certificates for all real property leases, and that all Permits and Consents necessary to the operation of the Business of Company have been transferred to or issued to Buyer.

		(c)	Other Agreements. On the Closing Date, the Employment
Agreement(s) and the Instruments of transfer of the Membership Interest shall have been duly executed and delivered by Company and the parties thereto.

		(d)	No Litigation. No Proceeding shall have been
commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and still be pending, and no Proceeding shall have been threatened against Company (i) seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions; or

(ii) which, if resolved adversely to such party, would have a Material Adverse Effect on the financial condition of the Company, business, property, assets or prospects of any such Person.

		(e)	Documentation. All matters and proceedings taken in
connection with the sale of the Membership Interest as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to Buyer and its counsel.

		(f)	Waiver. Buyer may waive in writing any condition
precedent contained herein and, upon the exercise of such right of waiver, the transactions contemplated hereby shall be consummated in accordance with the terms contained in this Purchase Agreement as modified by said writing.

                              ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES
                    OF SELLING MEMBER AND COMPANY

	Selling Member hereby represents and warrants to Buyer as follows as of the Closing Date:

	4.01	Organization: Ownership, Existence, Authority and Good
Standing.

		(a)	Selling Member is a resident of the State of Rhode
Island and has full beneficial and legal ownership in the Membership Interest. Selling Member has all of the requisite authority to convey all right, title and interest in the Membership Interest and has all requisite legal right, power, authority and capacity to enter into this Purchase Agreement and to perform all of his obligations hereunder. Selling Member has taken all necessary action to authorize the sale hereunder on the terms and conditions of this Purchase Agreement and to authorize the execution, delivery and performance of this Purchase Agreement. This Purchase Agreement has been duly executed by Selling Member and constitutes a legal, valid and binding obligation enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

		(b)	Sycamore is a limited liability company, duly
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Sycamore is the sole member with all beneficial and legal ownership in the membership interests in the Company and has all requisite corporate and other power and authority and legal right to own, operate and lease its properties, and to carry on its business as now being conducted.

		(c)	Company is a limited liability company duly
organized, validly existing and in good standing under the laws of its jurisdiction of organization. Company is the wholly owned subsidiary of

Sycamore and has all requisite corporate and other power and authority and legal right to own, operate and lease its properties, and to carry on the Business as now being conducted. the wholly owned subsidiary of Sycamore and is liability company duly qualified to conduct business and is in good standing in each jurisdiction where the conduct of its business or the ownership or leasing of its property requires such qualification, except where the failure to do so would not have a material adverse effect upon the Company or its Business. The jurisdictions in which Company is organized and qualified to do business are set forth in Schedule 4.01(c) hereto. Company's chief executive office and principal place of business and the place where it maintains all records relating to its accounts receivable and inventory is set forth in Schedule 4.01(c) hereto. All other locations where Company has offices or other places of business, maintains stocks of inventory, records, equipment or other assets are set forth in Schedule 4.01(c) hereto. During the past five (5) years the only names by which Company has been known or which Company has used are the corporate names set forth in the preamble and definitions for this Purchase Agreement.

		(d)	A true and complete list of all of the officers,
directors and employees of Sycamore and Company is set forth in
Schedule 4.01(d).

	4.02	Capitalization. The Selling Member is the legal and
beneficial owner of the Membership Interest. A copy of the certificate evidencing the Membership Interest is set forth in Exhibit F. The Membership Interest is owned by Selling Member free and clear of all Liens and encumbrances, subject to the terms of the Operating Agreement and applicable securities laws. The Membership Interest is duly and validly issued, fully paid and non-assessable. There are (i) no outstanding membership interests or other securities convertible into membership interests in the Company other than the Membership Interest;
(ii) no outstanding rights of subscriptions, warrants, calls, options, Contracts or other agreements of any kind, issued or granted to any Person by Selling Member to purchase or otherwise acquire any membership interests or securities convertible into membership interests of Sycamore. Selling Member has delivered to Buyer complete and correct copies of the certificate of organization of Sycamore and Company, Operating Agreement, record books and membership interests transfer records, as requested by Buyer, all of which include all amendments as of the date hereof and which are in full force and effect on the date hereof.

	4.03	Subsidiaries and Affiliates. Except for the Company,
Sycamore does not own, directly or indirectly, any capital stock, membership interests or equity securities of any Person or have any direct or indirect equity or ownership interest in any business other than those set forth on Schedule 4.03.

	4.04	Financial Statements.	The Financial Statements of
Sycamore and Company, have been prepared in accordance with GAAP (except for the absence of footnotes and provision for normal year-end adjustments) applied on a basis consistent with that of the preceding year or period and fairly present the financial position of Sycamore and Company of said date thereof and the results of its operations for the year or period, as the case may be, then ended. A copy of the Financial Statements is attached as Schedule 4.04. The accounts receivable/retainage and other assets reflected on the Financial Statements as set out on Schedule 4.04, or thereafter acquired by Sycamore or the Company through the date hereof in the ordinary course of business, have been collected, or are collectible (subject to Sycamore and the Company's reasonable reserve for bad debts), as valued in the Closing Date Working Capital Statement delivered by Sycamore and the Company on the Closing Date.

	4.05	Absence of Undisclosed Liabilities. Except to the extent
reflected or reserved against in the Financial Statements or set forth in Schedule 4.04 hereto, to the best of the Selling Member's knowledge, Sycamore and Company do not have, as of the date of such Financial Statements and as of the date hereof, any material Liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due other than liabilities that have arisen in the ordinary course of business. Except as set forth in Schedule 4.05 hereto, to the best knowledge of Sycamore, Company and Selling Member, as the case may be, no basis exists for assertion against Sycamore or the Company as of the date of the Financial Statements, or as of the date hereof, of any material Liability of any nature not fully reflected or reserved against in the Financial Statements or otherwise set forth in a schedule to this Purchase Agreement, or of any other Liability of any nature arising since the date of the Financial Statements, other than Liabilities which have been incurred in the ordinary course of business and which are not material (individually or in the aggregate) to the Business.

	4.06	No Material Adverse Change.  Except as set forth in
Schedule 4.06 hereto, since the date of the Financial Statements, to the best of Selling Member's knowledge, there has not been (i) any material adverse change in the financial or other condition or in the operations, business, properties or assets of Sycamore or the Company. For the purposes of this representation the term "material adverse change" shall mean a change in the financial condition of the Company which has adversely affected or impaired or which does or which Sycamore or the Company can reasonably foresee may adversely affect or impair the ability of Sycamore or the Company to conduct its business as heretofore conducted and as now proposed to be conducted; or (ii) any material damage, destruction or loss to any of the properties or assets of Sycamore or the Company, whether or not covered by insurance, which has adversely affected or impaired or which does or which Sycamore or the Company can reasonably foresee may adversely affect or impair the ability of Sycamore or the Company to conduct its business as heretofore conducted and as now proposed to be conducted; or (iii) any labor dispute, strike, walkout or negotiation, or request for negotiation, for any representation or any labor contract; or (iv) any event or condition of any character which has materially and adversely affected or which does or which Sycamore or the Company can reasonably foresee may materially and adversely affect or impair the Business; or
(v) any material adverse change in business prospects of Sycamore or the Company.

	4.07	Tax Returns and Payments.  Sycamore and Company have duly
and timely filed all Federal, state, local and foreign, Tax returns and reports required to be filed and have duly paid all Taxes upon it or its properties, assets, income, franchises, licenses or sales. All such returns and reports are true, correct and complete to the best of Selling Member's knowledge. The charges, accruals and reserves shown in the Financial Statements in respect of Taxes, if any, for all fiscal periods to date are adequate, and nothing has occurred subsequent to the date of such Financial Statements which makes such charges, accruals or reserves inadequate. There is no material unpaid Taxes assessed or proposed by any Governmental Authority for additional Taxes for which Sycamore or the Company do not have adequate reserves for any fiscal year. All monies required to be withheld by Sycamore or the Company from employees for income taxes, Social Security and unemployment insurance taxes have been collected or withheld, and either paid to the respective Governmental Authority or set aside in accounts for such purpose, or accrued, reserved against, and entered upon the books of Sycamore or the Company. Sycamore and the Company have furnished to Buyer true and complete copies of the Federal and state income Tax returns of Company and Sycamore for the fiscal years ending September 30, 2007, September 30, 2008, September 30, 2009 and September 30, 2010.

	4.08	Real Property Owned or Leased.  A list and legal
description of any real property (together with any improvements thereon) leased to or by Company or in which Company has any interest, are set forth in Schedule 4.08 hereto. All such leased real property is held subject to written leases or other agreements which are valid and effective in accordance with their respective terms, and there are no existing defaults or events of default, or events which with notice or lapse of time or both would constitute defaults, thereunder on the part of Company, except for such defaults, if any, as are not material in character, amount or extent and do not, severally or in the aggregate, materially detract from the value or interfere with the present use of the property subject to such lease or affect the validity, enforceability or assignability of such lease or otherwise materially impair the business and operations of Company. Neither Company nor the Selling Member has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a material default on the part of any other party in the performance of any obligation to be performed or paid by such other party under any lease referred to in or submitted as a part of Schedule 4.08 hereto. Except as set forth in Schedule 4.14 hereto, the transfer of the Membership Interest and the consummation of the transactions contemplated by this Purchase Agreement will in no way affect the continuation, validity and effectiveness of any such lease or require the Consent of any third party under any such lease. Company has furnished to Buyer true and correct copies of all leases, deeds, title reports and legal descriptions of the real property referred to or set forth in Schedule 4.08 hereto.

	4.09	Title to Assets.  Except as set forth in Schedule 4.09
hereto, Company has good and marketable title to all of its properties and assets used in its Business or reflected in the Financial Statements, subject in each case to no Lien. The exceptions set forth in Schedule 4.09 hereto, if any, do not, severally or in the aggregate, have a material adverse effect on the business and operations of Company. Company has furnished to Buyer true and correct documentation relating to any Lien set forth in Schedule 4.09 hereto.

	4.10 Condition of Property. The offices, structures and equipment of Company are in good operating condition and repair, subject only to ordinary wear and tear, and Company has no reason to believe that such offices, structures and equipment will not be in all material respects adequate for Buyer to operate the business being purchased pursuant to this Purchase Agreement. Company possesses adequate assets to conduct its business as heretofore conducted by it. The Schedules and Exhibits to this Purchase Agreement contain a complete list of all assets used in the Business, and Company does not own other property which is, or during the past three (3) years has been, used, or is or was intended for use, in the Business. The Membership Interest is in all respects adequate to allow Buyer to operate and continue the Business without interruption or disruption and otherwise in accordance with all applicable Laws.

	4.11	Insurance. A list and brief description of Company's
policies of casualty, fire, liability, title, workers' compensation, director and officer's life, director's and officer's liability, and other forms of insurance are set forth in Schedule 4.11 hereto. All the insurable properties of Company are insured for its benefit, in amounts deemed adequate by its management, against all risks usually insured against by persons operating similar properties in the localities where such properties are located, under policies issued by insurers of recognized responsibility on which all premiums currently due have been paid. Except as set forth in Schedule 4.14 hereto, the sale of the Purchased Assets and the consummation of the transactions contemplated by this Purchase Agreement (including any assignment of rights, or addition of loss payees or insureds that may be required in connection with the purchase of the Purchased Assets) will in no way affect any such policy or require the Consent of any third party under any such policy. Neither Company nor any Selling Member have any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any policy referred to in or submitted as a part of Schedule 4.11 hereto. Company and Selling Member have furnished to Buyer true and complete copies of all insurance policies set forth in Schedule 4.11 hereto.

	4.12	Intellectual Property. A list and brief description of all
material items of Company's Intellectual Property and Licenses is set forth in Schedule 4.12 hereto, excluding, inter alia, off the shelf software and other commercially available licensed Intellectual
Property. Except as set forth in Schedule 4.12 hereto, Company owns the entire, unencumbered right, title and interest to all such Intellectual

Property indicated as owned by it, and, except as set forth in Schedule
4.12 hereto, no Contracts, Permits or other rights or licenses have been granted to others with respect to any of such Intellectual Properties. Except as set forth in Schedule 4.12 hereto, Company owns or possesses the right to use all the Intellectual Property necessary for the conduct of the Business as now conducted and as proposed to be conducted, without any known conflict with the rights of others, or any known use by others which conflicts in any respect with the rights of Company. Company has not received any notice and neither Company nor Selling Member have any knowledge of any claimed conflict with respect to any of the foregoing, nor is it aware of any claim or assertion that any of the foregoing Intellectual Properties are invalid or defective in any way or aware of any facts or prior act upon which such a claim or assertion could be based. Neither Company nor the Selling Member have any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Contract or Permit referred to in or submitted as a part of Schedule
4.12 hereto. Company and Selling Member have provided Buyer complete access to copies of all Intellectual Property set forth in Schedule
4.12 hereto.

	4.13	Litigation. Except as set forth in Schedule 4.13 hereto, to
the best of the Selling Member's Knowledge, there is no action, litigation, administrative proceeding, arbitration, Proceeding or governmental investigation affecting the Business, property, assets and business operations of Company. None of the matters set forth in this
Schedule 4.13 either severally or in the aggregate, materially and adversely affect the financial condition, business, property or assets of Company. To the best of Company and Selling Member's Knowledge, there are no investigations pending or threatened by any Federal, state, local or foreign government or by any agency or instrumentality thereof, the effect of which would impair or affect the Business of the Company.

	4.14	Governmental and Other Consents. Except as set forth in
Schedule 4.14, to the best of Selling Member's Knowledge, no Consent or Permit is required by the Company or Selling Member to complete the actions necessary to consummate the Transaction or take any action necessary to transfer the Membership Interest to Buyer. Company and Selling Member have, or prior to the Closing will have, furnished to Buyer true and complete copies of any such Consents or Permits which shall have been obtained. Consents for the assignment to Buyer of all Contracts (except for the [x] listed on Schedule 4.14) have been obtained. To the knowledge of Company and Selling Member, Consents for those [x] Contracts will be obtained in due course. To the knowledge of Company and Selling Member, such remaining Consents have not yet been obtained because counsel for such parties who will execute and deliver such remaining Consents have not yet completed their review of same, and for no other reason.

	4.15	Law Compliance; Permits. Set forth in Schedule 4.15 hereto
is a complete and accurate list of the following: (i) all Orders; and
(ii) all Permits to which Company is a party or which is otherwise binding on it. Company and each Affiliate has complied with and is not in default in any material respect under all Laws including, without limitation, all antitrust, trade, labor, non-discrimination, safety and health, zoning and building code, criminal and Environmental Laws, the violation of which could have a material adverse affect on the business, properties, assets or operations, or on the condition, financial or otherwise, of Company or such Affiliate, as the case may be. All of the Orders and Permits set forth in Schedule 4.15 hereto are in full force and effect on the date hereof, and Company has not engaged in any activity which would cause or, to the knowledge of Company and Selling Member, permit revocation or suspension of any such Permit or a default under such Order and no Proceeding looking to or contemplating the revocation or suspension or any such Permit or Order is pending or threatened. There are no existing defaults or events of default or events or state of facts which with notice or lapse of time or both would constitute a default by Company under any Order or Permit set forth in Schedule 4.15 hereto. Neither Company nor the Selling
Member have Knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Order or Permit referred to in or submitted as a part of Schedule 4.15 hereto. The sale of the Membership Interest and the consummation of the transactions contemplated by this Purchase Agreement will in no way affect the continuation, validity or effectiveness of the Orders and Permits set forth in Schedule 4.15 hereto or require the Consent of any third party under any such Order or Permit. Except as set forth in
Schedule 4.15 hereto, Company is not required to be licensed by, or subject to the regulation of, any governmental or regulatory body by reason of the particular business conducted by Company. Company or Selling Member have furnished to Buyer true and complete copies of all Orders and Permits listed in Schedule 4.15 hereto. All Permits relating to Company's ability to conduct the Business in compliance with applicable Law are issued in the name of officers of the Company, which officers, to the best knowledge of Company and Selling Member, have agreed to become officers of Buyer. Upon such officers becoming employed by Buyer, no Permit or other Consent will be required to operate the Business or complete the jobs for which such Permits have been issued.

	4.16	Compliance with Other Instruments. Subject to obtaining the
Consents and Permits listed in Schedule 4.16 hereto, neither the execution and delivery of this Purchase Agreement by Company or any Selling Member, nor the consummation of the transactions contemplated hereby will (i) conflict with or result in any violation of or constitute a default under any term of the certificate of formation of Company or operating agreement or partnership agreement of Company; or
(ii) conflict with or result in any violation of or constitute a default under any Law, Instrument, Lien or Contract by which Company or any Selling Member is, or its or their properties or assets are bound;
or (iii) result in the creation or imposition of any Lien or give to any other Person any interest or right, including rights of acceleration, termination or cancellation in or with respect to, or otherwise affect, any of the properties, assets or business of Company or any Selling Member.

	4.17	Adverse Agreements. Neither Company nor any Affiliate is a
party to any Contract or subject to any charter or other corporate restriction or any Law which materially and adversely affects or, so far as Company now reasonably foresees, may in the future materially and adversely affect the business, operations, prospects, properties, assets or condition, financial or otherwise, of Company or such Affiliate.

	4.18	Additional Agreements, Contracts, and Instruments. Set
forth in Schedule 4.18 hereto are complete and accurate lists of the following (other than the Instruments and Contracts set forth in Schedules 4.08, 4.11 or 4.12 hereto):

		(i)	All leases, licensing agreements and franchise
agreements to which Company is a party or in which Company has an interest;

		(ii)	All bonus incentive compensation, profit sharing,
retirement, pension, group insurance, death benefit or other fringe benefit plans, deferred compensation and post-termination obligations, trust agreements of Company in effect or under which any amounts remain unpaid on the date hereof or are to become effective after the date hereof;

		(iii)	All collective bargaining and other agreements and
Contracts of Company with any labor union or other representative of employees, including local agreements, amendments, supplements, and all material letters and memoranda of understanding of all kinds;

		(iv)	All employment and consulting Contracts not
terminable at will without penalty to which Company is a party;

		(v)	Each Contract defining the terms on which debts of or
guarantees by Company aggregating more than Ten Thousand ($10,000.00)
Dollars have been or may be issued;

		(vi)	Any Contract limiting Company's or any Selling
Member's freedom to compete in any line of business or with any Person;

		(vii)	All Contracts of Company, oral or written, in which
any officer, director or Selling Member of Company has any interest, direct or indirect;

		(viii)	All other Contracts of Company, except for (A)
Contracts which involve only the future payment of money to or by anyone Person in amounts less than Ten Thousand ($10,000.00) Dollars and which are not material, individually or in the aggregate, to the Business or operations of Company; and (B) purchase orders and sales

Contracts entered into in the ordinary course of business and on terms which are comparable in all material respects to the purchase orders and sales Contracts described in Section 4.21 hereof;

		(ix)	All Contracts with lending institutions, including
line of credit with Sovereign Bank; and

		(x)	All Contracts with surety for Company relating to
bonding program as described in Schedule 4.18 (x).

	Except as set forth in Schedule 4.18 or Schedule 4.14 hereto, the sale of the Membership Interest and the consummation of the transactions contemplated by this Purchase Agreement (including any assignment of Contract rights) will in no way affect the continuation, validity or effectiveness of any of the Contracts listed in Schedule
4.18 hereto, or require the Consent of any third party under any such Contract. Neither Company nor any Selling Member has any knowledge of any default or claimed or purported or alleged default or state of facts which with notice or lapse of time or both would constitute a default on the part of any party in the performance of any obligation to be performed or paid by any party under any Contract or Instrument referred to in or submitted as a part of Schedule 4.18 hereto. Company has delivered to Buyer true and complete copies of each written
Contract or Instrument referred to in Schedule 4.18 hereto, and true and complete written descriptions of each oral Contract referred to in
Schedule 4.18 hereto.

	4.19	ERISA.

	(a)	Set forth in Schedule 4.19 is a copy of the Delta
Mechanical Contractors 401 (k) Plan ("Delta Plan") for nonunion employees which represents the only retirement plan of Selling Member as such term is defined in section 3(2) of ERISA maintained by Company and which Company contributes.

	(b)	To the Knowledge of Company, Company is and has at all
times been in compliance in all material respects with all applicable provisions of ERISA and other Laws relating to the Delta Plan. No event has occurred or, to the Knowledge of Company and Selling Member, is threatened or about to occur which would constitute a reportable event within the meaning of section 4043(b) of ERISA, or which would constitute grounds for the appointment by the appropriate United States district court of a trustee to administer the Delta Plan or any employee pension benefit plan maintained by Company or to which Company contributes, and no notice of termination has been filed by the plan administrator pursuant to section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to section 4042 of ERISA with respect to any employee pension benefit plan maintained by Company or to which Company contributes. None of the employee pension benefit plans listed in Schedule 4.19 nor any of the trusts thereunder has incurred an "accumulated funding deficiency" as such term is defined in section 302(a) of ERISA (whether or not waived), since the effective date of ERISA, and no such employee pension benefit plan has incurred any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA.

Company and Selling Member have delivered to Buyer true and complete copies of (i) the plan documents for each of the employee pension benefit plans set forth on Schedule 4.19; (ii) the names and addresses of all trustees for each such employee pension benefit plan; (iii) the most recent actuarial reports for all defined benefit pension plans, Annual Report Form 5500 or Form 5500-R; (iv) the most recent Internal Revenue Service determination letters; and (v) computations of withdrawal liability for each such employee pension benefit plan which is a multiemployer plan. Such actuarial reports correctly set forth the funding status of such employee pension benefit plans as of their respective dates based on the actuarial assumptions described therein. Company has made all contributions required to be made to each employee pension benefit plan described in Schedule 4.19 under the terms of the plan and applicable Law. No prohibited transaction (as defined in section 4975 of the Code) has occurred with respect to any employee pension benefit plan listed in Schedule 4.19.

	4.20	Environmental Matters. Except as disclosed in Schedule 4.20
hereto (i) Company and each Affiliate have conducted its business in compliance with all applicable Environmental Laws, including having all Permits necessary under applicable Environmental Laws for the operation of its business as presently conducted; (ii) to the knowledge of the Company, none of the real properties owned or leased by Company or any Affiliate contain any Hazardous Substance in amounts exceeding the levels permitted by Environmental Laws; (iii) neither Company nor any of the Affiliates have received any notices, demand letters or requests for information from any Governmental Authority or third party indicating that Company or any of the Affiliates may be in violation of, or liable under, any Environmental Law in connection with the ownership or operation of its business; (iv) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or Proceedings pending or, to the knowledge of Company and Selling Member, threatened against Company or any Affiliate relating to any violation, or alleged violation, of any applicable Environmental Law; (v) no reports have been filed, or are required to be filed, by Company or any Affiliate concerning the release of any Hazardous Substance or the threatened or actual violation of any Environmental Law; (vi) no Hazardous Substance has been disposed of, released or transported in violation of any applicable Environmental
Law from any real properties owned or leased by Company or any Affiliate; (vii) there have been no environmental investigations, studies, audits, tests, reviews or other analyses regarding compliance or noncompliance with any applicable Environmental Law conducted by or which are in the possession of Company or any Affiliate which have not been delivered to Buyer prior to the date hereof; (viii) there are no underground storage tanks on, in or under any real properties owned or leased by Company or any Affiliate and no underground storage tanks have been closed or removed by Company or any Affiliate from any of such properties; (ix) there is no asbestos or asbestos-containing material present in any of the assets owned or leased by Company or any

Affiliate, and no asbestos has been removed by Company or any Affiliate from any of such properties; and (x) neither Company or any Affiliates nor any of their properties are subject to any material Liabilities or expenditures (fixed or contingent) relating to any suit, settlement, Law or claim asserted or arising under any Environmental Law.

	4.21	Customers and Suppliers. Set forth in Schedule 4.21 hereto
is (i) a list of names and addresses of the ten (10) largest customers and the ten (10) largest suppliers (measured by dollar volume of purchases or sales, as the case may be) of Company, and the percentage of Company's business which each such customer or supplier represents or represented during each of the fiscal years 2007 through 2010; (ii) a description of the business arrangements (to the extent not reflected in any Contracts or Instruments set forth in Schedule 4.18 hereto) between Company and each person which manufactures any of Company's products; (iii) a description of the business arrangements (to the extent not reflected in any Contracts or Instruments set forth in
Schedule 4.18 hereto) between Company and each of Company's sales representatives; Except as set forth in Schedule 4.18 hereto, there exists no actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of Company with any customer or group of customers listed in Schedule 4.21 hereto, or whose purchases individually or in the aggregate are material to the operations of the business of Company, or with any supplier or group or suppliers, listed in Schedule 4.21 hereto, or whose sales individually or in the aggregate are material to the operations of the business of Company, and there exists no present condition or state of facts or circumstances known to Company and Selling Member involving customers, suppliers or sales representatives which Company and Selling Member can now reasonably foresee would materially adversely affect the business of Company or prevent Buyer from conducting the business of Company after the consummation of the transactions contemplated by this Purchase Agreement in essentially the same manner in which it has heretofore been conducted by Company.
Neither Company, nor any Selling Member, nor any officer, director, or, to the best of Company's knowledge, employee of Company is a party to any Contract or arrangement that:

		(i)	involves the purchase or sale of goods or services by
Company and provides for payment of any money, or transfer of any property for such goods or services to any Person other than Company, the supplier or customer purchasing or selling such goods or services, as the case may be, (including, without limitation, any payment or other transfers of property to an officer, director, Selling Member, or employee of Company);

		(ii)	requires payment by Company for goods whether or not
such goods are delivered;

		(iii)	restricts the geographical area in which, or the
customers to whom, Company can sell goods or services;

		(iv) 	restricts the price at which goods or services may be
sold by Company;

		(v)	provides for Company's participation in any program
of promotional allowances, cooperative advertising or discounts
(whether as the party providing or receiving such allowance or discount);

		(vi)	conditions the purchase or sale of one product or
service on the purchase or sale of another product or service;

		(vii)	provides that any payment required to be made to
Company for goods or services sold by Company to any Person is subordinated in right of payment to any indebtedness or obligations of such Person or any other Person; or

		(viii)	involves a requirements contract relating to
the purchase or sale of inventory, finished goods or other property used in the conduct of the Business.

	4.22	Other Assets. Set forth in Schedule 4.22 hereto are (i) a
list and brief description of Equipment (as defined in the Uniform Commercial Code of the State of Rhode Island) owned or leased by Company on the Closing Date material to the operation of the Business;
(ii) reports showing the Accounts (as defined in the Uniform Commercial Code of the State of Rhode Island) and aging thereof of Company as at the Closing Date; and (iii) a list and brief description of all motor vehicles owned by Company. Except as disclosed in the Schedules, no amounts payable in connection with any of the Accounts are evidenced by promissory notes or other Instruments.

	4.23	Brokers. All negotiations relative to this Purchase
Agreement and the transactions contemplated hereby have been carried on by Company without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

	4.24	Transactions Out of Ordinary Course of Business. From the
date of the Financial Statement, Company has not entered into any transaction out of the ordinary course of business.

	4.25	Maintenance of Properties. From the date of the Financial
Statement, Company has maintained all of its properties in customary repair, order and condition (taking into consideration the age and condition thereof), reasonable wear and tear excepted, and has maintained insurance upon all properties and with respect to the conduct of its business, in such amounts and of such kinds usual and customary for a business of this kind.

	4.26	Maintenance of Books. Company has maintained its books,
accounts and records in the usual manner on a basis consistent with prior years.

	4.27	Certain Prohibited Transactions. Except as set forth on
Schedule 4.27 hereof, from the date of the Financial Statement, Company has not (i) entered into any Contract to merge or consolidate with any other corporation; (ii) changed the character of its business, or sold, transferred or otherwise disposed of any assets other than in the ordinary course of business; (iii) entered into any new compensation or benefit Contracts with its employees; (iv) entered into any new or amended, or modified any existing collective bargaining Contract; (v) lent any money; (vi) issued or Contracted to issue any debt or guarantees of debt or otherwise pledged its credit other than in the ordinary course of business; (vii) created or permitted to exist any new Lien on its property or assets; (viii) entered into any joint venture, partnership or other arrangement for the conduct of its business; (ix) declared or paid any dividend or other distribution in respect of shares of capital stock; (x) made any purchase, redemption or other acquisition, directly or indirectly, of any outstanding shares of its capital stock, (xi) forgiven, released or compromised any indebtedness owed to Company by any employee or other Person except upon full payment or, in the case of any customer, returns and allowances made in the ordinary course of business consistent with past practices; (xii) paid any pension amount not required to be paid under any employee benefit pension plan as described in Section 4.19 hereof;
(xiii) purchased any assets or securities of any Person, other than in the ordinary course of business, (xiv) created any new subsidiaries; or
(xv) waived any rights or amended, modified, canceled or terminated any Contract.

	4.28	Employee Matters. Except for the employees listed on
Schedule 4.28 and those employees designated by Buyer on Schedule 4.28 whose employment is to be terminated prior to Closing, (i) none of the employees of Company who are needed and necessary to operate and maintain the Business have been terminated, discharged or have resigned; (ii) Company and Selling Member have discussed or will discuss with their employees the transactions contemplated by this Purchase Agreement and, to the best knowledge of Company and Selling Member, all of the employees of Company needed or necessary to operate the Business have expressed a desire or intent to accept employment with Buyer, if so offered; and (iii) Company currently has a skilled and adequate workforce to operate the Business.

	4.29	Cash Disbursements. Except as disclosed in Schedule 4.29
Selling Member and Executives will not cause the Company to make any disbursements of cash or any assets of material value to Executives between December 31, 2010 and the Closing Date, other than (i) taxes and/or distributions accrued on the December 31, 2010 balance sheet;
(ii) salary and reimbursement of expense in the ordinary course of the Business; and (iii) Selling Member note payable as reflected on the December 31, 2010 balance sheet.


                                ARTICLE V
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BUYER

         Buyer hereby represents, warrants and covenants to Company and Selling Member as follows, as of the Closing Date:

	5.01	Organization. (i) DMG is a limited liability company duly
organized, validly existing and in good standing under the laws of the jurisdiction of its organization; and (ii) Iron Eagle is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

	5.02	Authorization. Buyer has full corporate power, authority
and legal right to execute and deliver, and to perform its obligations under, this Purchase Agreement, and has taken all necessary action to authorize the acquisition of the Member Interest under the terms and conditions of this Purchase Agreement and to authorize the execution, delivery and performance of this Agreement. This Purchase Agreement has been duly executed by Buyer and constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

	5.03	Non-contravention. Neither the execution and the delivery
of this Purchase Agreement, the Buyer Note, Pledge Agreement nor the consummation of the transactions contemplated hereby or thereby, will
(i) violate the Securities Act, any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of their respective charter or bylaws; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which either is bound or to which any of their respective assets is subject. Buyer covenants that it does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Purchase Agreement.

	5.04	Litigation. There is no suit, action or litigation,
administrative, arbitration or other Proceeding or governmental investigation pending or, to the knowledge of Buyer, threatened which might, severally or in the aggregate, materially and adversely affect the financial condition or prospects of Buyer or its ability to pay or perform their respective obligations under the Purchase Agreement or the other Contracts and Instruments contemplated hereunder.

	5.05	Brokers. All negotiations relative to this Purchase
Agreement and the transactions contemplated hereby have been carried on by Buyer without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.
	5.06	Funding. Buyer represents to Selling Member and Company
that Iron Eagle has engaged a reputable investment banking firm to assist in raising equity capital and that Buyer believes that Buyer will have sufficient funds to pay the Buyer Note in full on or before the Payment Due Date. Buyer hereby covenants that it will use its best efforts to take any and all action and do all things necessary, proper or advisable in order to secure funding adequate to pay the Buyer Note prior to Payment Due Date. Buyer hereby further covenants that all funds raised by its investment banking firm shall be used first to satisfy the payment of the Buyer Note in full prior to being used any for and other acquisitions or other purposes.

	5.07  	Obligation of Buyer to assist in the Operation the
Business. Before and after the Buyer Note has been paid in full, Buyer and its officers, with the consent of Executives as further described in the Employment Agreement(s), will provide guidance and support to assist in the growth and success of Company which guidance and support shall include, but not be limited to: (i) targeting acquisitions, joint ventures and industry relationships, obtaining federal, state, and municipal contracts, increasing operational efficiencies, improving operational and financial controls, assisting in making decisions relating to employee salaries, bonuses, and retention, estimation of projects, making capital expenditures, increasing surety bonding program, reducing bonding and insurance costs, and generally providing guidance with respect to the overall health and direction of the Company. Buyer further covenants and agrees that until the Buyer Note has been paid in full, the terms of the Pledge Agreement executed by and among Buyer and Selling Member shall be controlling as it relates to the authority to operate the Business and take any and all actions reasonably necessary to maintain (and will cause each of its Affiliates and Subsidiaries to maintain) the Business and properties substantially intact, and unencumbered, including its present operations, physical facilities, working conditions, and relationships with customers, vendors, suppliers, customers, and employees.

	5.08  	Control of the Company and Business. Buyer hereby
covenants that until the Buyer Note has been paid in full, Buyer shall be bound by the representations, promises, covenants and restrictions, if any as described in the Pledge Agreement the terms of which shall be controlling and are incorporated by reference as if fully restated in this Purchase Agreement.

         5.09	Cooperation relating to tax returns.  Buyer hereby agrees
to prepare or cause to be prepared and filed all tax returns for Company that are required to be filed after the Closing Date. Buyer shall permit Selling Member to review and comment on each such tax return described prior to filing. Buyer and Selling Member shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this
Section 5.09 and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Buyer and Selling Member further agree to retain all books and records with respect to matters pertinent to Company and relating to any taxable period beginning before the Closing Date until the expiration of the relevant statute of limitations of the respective tax periods.

                             ARTICLE VI
                       POST CLOSING COVENANTS

	6.01	Survival of Representations and Warranties. All
representations and warranties made in this Purchase Agreement or in any Exhibit, Schedule, Instrument, certificate or document delivered herewith or at the Closing shall survive until the third (3rd) anniversary of the Closing Date.

	6.02	Obligation of Company and Selling Member to Indemnify.
Company and Selling Member hereby agree to jointly and severally indemnify, defend, save and hold Buyer (and their respective members, managers, directors, officers, employees and agents) harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (together "Losses") incurred or sustained by such indemnified parties which arise out of or result from (i) the breach of any representation or warranty of Company or Selling Member set forth in Article IV and (ii) the breach of or failure to perform any covenant of Company and Selling Member set forth in this Purchase Agreement (including, but not limited to, any post closing covenant). Notwithstanding the forgoing, (a) in no event will the Buyer be entitled to indemnification hereunder unless or until the aggregate Losses suffered by Buyer exceed to Fifty Thousand ($50,000.00) Dollars, whereupon all Losses suffered by Buyer shall be subject to indemnification hereunder; and (b) in no event will the Company or Selling Member be obligated to pay Losses in an aggregate amount which exceeds twenty-five (25%) percent of the Purchase Price actually paid in cash to Selling Member hereunder. In the event that Buyer is entitled to indemnification pursuant to this Section 6.02 and the same is not promptly paid, Buyer shall have the right to deduct the amount it should have received pursuant to this Section 6.02 from any Future Contingency Payment it is obligated to pay Company pursuant to
Section 2.02(b) hereof.

	6.03	Obligation of Buyer to Indemnify.  Buyer hereby agrees to
indemnify, defend, save and hold Company, their respective members, managers, directors, officer, employees, agents and Selling Member harmless from and against any and all Losses incurred or sustained by such indemnified parties which arise out of or results from (i) the breach of any representation or warranty of Buyer set forth Article V above; (ii) the breach of or failure to perform any covenant of Buyer set forth in this Purchase Agreement. Notwithstanding the forgoing, (a) in no event will the Company or the Selling Member be entitled to indemnification hereunder unless or until the aggregate Losses suffered by Company and the Selling Member exceed Fifty Thousand ($50,000.00) Dollars, whereupon all Losses suffered by Company and the Selling
Member shall be subject to indemnification hereunder; and (b) in no event will the Buyer be obligated to pay Losses in an aggregate amount which exceeds twenty-five (25%) percent of the Purchase Price actually paid in cash to Selling Member hereunder.

	6.04	Procedures for Indemnification of Third Party Claims.
Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from a party pursuant to this Purchase Agreement, the party so served will notify the indemnifying party of the receipt thereof. The indemnifying party will have the right to participate in, or assume, at its own expense, the defense of any such claim or process (with counsel reasonably acceptable to the indemnified party) or settlement thereof. After notice from the indemnifying party of its election so to assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expense incurred by the indemnified party in connection with such defense. Such defense will be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party will be advised promptly of all material developments. The indemnifying party will not settle any such claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. With respect to any matter which is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification which the indemnifying party is obligated to pay hereunder, the amount of indemnification which the indemnified party will be entitled to receive will be reduced to an amount which the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof will be made without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld or delayed.

	6.05	Exclusive Remedy.  In the absence of fraud or willful
misconduct, the provisions of Sections 6.02, 6.03 and 6.04 shall be the exclusive remedy of the parties in the event of a breach of the representations, warranties or covenants set forth in this Agreement. Notwithstanding the foregoing, nothing set forth in this Section 6.06 shall limit the right of a Party to seek and obtain the equity remedies of specific performance or temporary or permanent injunctive relief.

         6.06	Further Assurances. Following the Closing, at the request
of Buyer, Sycamore and Selling Member shall execute and deliver to Buyer such further documents and take such reasonable action as may be necessary or appropriate to (i) confirm the sale, transfer, assignment, conveyance and delivery of the Membership Interest; or (ii) vest in Buyer all of Selling Member's right, title and interest in Sycamore. In connection with the foregoing, after the Buyer Note has been paid in full, Buyer shall have the right and authority to endorse, without recourse, the name of Company and Sycamore on any check or similar negotiable instrument received by Buyer that constitutes any part of Membership Interest. In addition, Company and Selling Member shall pay to Buyer any amounts which shall be received by Company or Selling
Member after the Closing Date which constitutes part of the Membership
Interest.

	6.07	Non-Compete.

	(a)	By Buyer. Buyer acknowledges and recognizes its possession
of confidential or proprietary information of Company and the highly competitive nature of the Business of the Company and accordingly agrees that, in consideration of Selling Member entering into this Purchase Agreement and the other transactions contemplated hereby, Buyer agrees that as long as the Buyer Note is not satisfied in full, Buyer, for a period of two (2) years from the Closing Date, will not directly or indirectly, through any Affiliate or otherwise (i) as shareholder, owner of a membership interest, employee, director, officer, principal or agent, or in any other capacity, own, manage, operate, consult with or be employed by a Person engaged in the plumbing, fire protection, heating, ventilating, air conditioning business or any other business engaged in by the Company (collectively, the "Competitive Business") in any geographic area in which Selling
Member or Company or its Affiliates or subsidiaries conducts such business ("Territory"); (ii) assist any other Person in engaging in any Competitive Business in the Territory; (iii) solicit, attempt to solicit or do business on behalf of a Competitive Business with any then or prior customers of the Business; or (iv) induce employees of the Business, Company or any Affiliate or subsidiary of Company to terminate their employment with Company of any such Affiliate or subsidiaries, as the case may be, or hire any employees of Company or any Affiliate or subsidiary of Company to work with Buyer or any Person or business affiliated with Buyer. The Parties agree that the Selling Member and Company do not have an adequate remedy at law for a breach of this Section 6.07 and agree that in the event of a breach or threatened breach by any party of the provisions of this Section 6.07, Selling Member and Company shall be entitled to an injunction restraining such party from such breach or threatened breach. Nothing in this Section 6.07 or elsewhere in this Purchase Agreement shall be construed as prohibiting Selling Member or Company from pursuing any other remedies at law or in equity for such breach or threatened breach of this Purchase Agreement or limiting the amount of damages recoverable in the event of a breach or threatened breach by any party of the provisions of this Section 6.07.

	(b)	By Selling Member.  Provided that the Buyer Note has been
satisfied in full, the Selling Member hereby agrees that, in consideration of Parent and the Buyer entering into this Purchase Agreement and the other transactions contemplated hereby, Selling
Member for a period of two (2) years from the Closing Date; will not directly or indirectly, through any Affiliate or otherwise (i) as shareholder, owner of a membership interest, employee, director, officer, principal or agent, or in any other capacity, own, manage, operate, consult with or be employed by a Person engaged in the a Competitive Business in the Territory; (ii) assist any other Person in engaging in any Competitive Business in the Territory; (iii) solicit, attempt to solicit or do business on behalf of a Competitive Business with any then or prior customers of the Business; or (iv) induce employees of the Business, Company or any Affiliate or subsidiary of Company to terminate their employment with Company of any such Affiliate or subsidiaries, as the case may be, or hire any employees of Company or any Affiliate or subsidiary of Company to work with Buyer or any Person or business affiliated with Buyer. The Parties agrees that the Buyer and the Parent do not have an adequate remedy at law for a breach of this Section 6.07 and agree that in the event of a breach or threatened breach by any party of the provisions of this Section 6.07, Buyer, Parent and Company shall be entitled to an injunction restraining such party from such breach or threatened breach. Nothing in this Section 6.07 or elsewhere in this Purchase Agreement shall be construed as prohibiting Buyer, Parent or Company from pursuing any other remedies at law or in equity for such breach or threatened breach of this Purchase Agreement or limiting the amount of damages recoverable in the event of a breach or threatened breach by any party of the provisions of this Section 6.07.

	(c)	Upon the payment of the Buyer Note, Selling Member agrees
to be bound by the terms of the covenant not to compete described in
Section 6.07(b) of this Agreement and as set forth in the Employment Agreement dated of even date.

         (d)	Buyer and Selling Member hereby agree that the value of the
two (2) year covenant not to compete described in Section 6.07(b) in the amount of Three Hundred Thousand ($300,000.00) Dollars to be allocated from the Purchase Price is reasonable and fair.

 	6.08	Post Closing Undertakings and Covenants.

		(a)	Without in any way limiting the generality of Section
6.05, the Company and Selling Member agree that after the Buyer Note has been paid in full, they will take all reasonable steps and cooperate with Buyer to:

			(i)	Undertake to assist Buyer and take all
reasonable steps to cause any and all Consents necessary to assign and transfer to Buyer any and all Contracts, Permits, licenses and other approvals reasonably required by Buyer to effectuate and consummate the transactions contemplated hereunder (including, but not limited to, those Consents, Permits and licenses listed on the Schedules hereto);

			(ii)	Undertake to and promptly obtain (at their
expense) any and all Consents necessary or otherwise advisable to assign and transfer to Buyer any and all surety bonds covering ongoing or completed jobs;

			(iii)	Undertake to deliver any consent required by a
change of control in Company.

		(b)	Selling Member agrees that after the Buyer Note has
been paid in full, if any Consent, Permit, license, bond or approval has not be obtained or, if any attempted assignment would be ineffective, or would materially impair the Buyer's rights and obligations under an assigned Contract, Permit, license, bond or approval, so that Buyer would not in effect acquire the benefit of any such asset, Selling Member, as the case may be, at the Buyer's option agrees to cooperate in assisting Buyer and assist Buyer in taking any and all steps necessary to assign such Contract, Permit, license or bond as Buyer may reasonably request.

		(c)	Buyer hereby covenants that it shall not withdraw
from the pension fund plans entitled: (i) Plumbers and Pipefitters National Pension Fund and/or, (ii) the Local Union # 51 of the United Association of Journeymen and Apprentices of the Plumbing and Pipefitting Industry of the United States and Canada Pension Fund Plan for a period of at least sixty (60) months from the Closing Date. Notwithstanding, in the event of a withdrawal in violation of this covenant, Buyer hereby agrees to indemnify and hold Company and Selling Member harmless with respect to any and all costs, liabilities, claims relating to such withdrawal.

	6.09	Remediation of Completed Jobs.  For a period of six (6)
months following the Closing Date, Company and Selling Member agree, jointly and severally, that they shall promptly (at their expense after all reserves for warranties and repairs are utilized) perform any and all repairs, restorations and remediation work that may be required with respect to jobs (or any part thereof) completed prior to the Closing Date. Company and Selling Member agree to consult with the Executive Vice President or Chief Executive Officer of Buyer before performing or declining to perform any such repairs, restoration or remediation work.


                            ARTICLE VII
                           MISCELLANEOUS

	7.01	Severability. If any provision of this Purchase Agreement
or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Purchase Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

	7.02	Waivers. Any failure by any party to this Purchase
Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived by Company in the case of a default by Buyer and by Buyer in the case of a default by Company or Selling Member. Buyer and Company will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by Buyer or Company: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Purchase Agreement; or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Purchase Agreement, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by a duly authorized officer of Company or a duly authorized officer of Buyer, as the case may be. No single or partial exercise by

Buyer or Company of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other Person.

	7.03	1362 (e) (3) Election.  Buyer hereby agrees, at the
discretion of Selling Member, to cause the Company to consent to an election under Code Section 1362(e) (3) to allocate taxable income to each short taxable year under normal accounting rules.

	7.04	Notices. All notices, consents, demands, requests,
approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (including by overnight courier service) or mailed certified first class mail, postage prepaid:

     (a)  If to Company or Selling Member:

Delta Mechanical Contractors, LLC
44 Wilclar Street
Warwick, Rhode Island 02886
Attention:  Bruce A. Bookbinder
Telephone: (401) 737-3500
Facsimile:   (401) 737-3518

with a copy to:

Pannone Lopes Devereaux & West LLC
317 Iron Horse Way, Suite 301
Providence, Rhode Island 02908
Attention: Gary R. Pannone, Esq.
Telephone: (401) 824-5100
Facsimile:   (401) 824-5123

     (b)  If to Buyer:

Iron Eagle Group, Inc.
61 West 62nd Street, Suite 23F
New York, New York 10023
Attention: Jason M. Shapiro
Telephone: (917) 969-4845
Facsimile:  (917) 591-6227

         with a copy to:

Jody M Walker
Attorney at Law
7841 South Garfield Way
Centennial, Colorado  80122

         (c)	or to such other person or persons at such address or
addresses as may be designated by written notice to the other parties hereunder. Notice shall be deemed delivered at the time received for personal delivery, or when mailed at a United States Post Office box or branch office.

	7.05	Binding Effect. This Purchase Agreement shall inure to the
benefit of and be binding upon the Parties hereto and their respective successors and assigns; provided, however, that nothing in this Purchase Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any Person other than the Parties hereto or their respective successors and assigns.

	7.06	Entire Agreement. With the exception of that certain
Confidentiality Agreement between Company and Iron Eagle dated November 6, 2010 which shall continue in full force and effect in accordance with its terms notwithstanding this Purchase Agreement, this Purchase Agreement, together with the other Instruments delivered in connection herewith, embodies the entire agreement and understanding of the Parties hereto and supersedes any prior agreement or understanding between the Parties with respect to the subject matter of this Purchase Agreement. This Purchase Agreement cannot be amended or terminated orally, but only by a writing duly executed by the Parties.

	7.07	Counterparts; Signatures. This Purchase Agreement may be
executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The parties hereto and any third parties may rely upon machine copies of signatures to this Agreement to the same extent as manually signed original signatures.

	7.08	Headings. Headings of the sections in this Purchase
Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

	7.09	Assignment. This Purchase Agreement may not be assigned by
either party without the prior written consent of the other.

	7.10	Applicable Law. THIS PURCHASE AGREEMENT SHALL BE GOVERNED
AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE
OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OR THOSE OF
ANY OTHER JURISDICTION.

	7.11	Press Releases and Public Announcements.  No Party shall
issue any press release or make any public announcement relating to the subject matter of this Purchase Agreement prior to the repayment of the Buyer Note without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will provide the other Party with the opportunity to review in advance the disclosure).

         7.12	No Third Party Beneficiaries.  This Purchase Agreement
shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

	7.13	Separate Legal Counsel.  Each of the Parties has had the
opportunity to consult with its own legal counsel prior to signing and delivering this Purchase Agreement, has read and understands such Purchase Agreement and has signed and delivered the same with the intent to be legally bound hereby.

	 IN WITNESS WHEREOF, the Parties hereto have executed this Purchase Agreement on the date first set forth above.

WITNESS:


BUYER:

Delta Mechanical Group, LLC

By:	  /s/Joseph M. LoCurto
Name:	  Joseph M. LoCurto
Title:  Chairman of Iron Eagle, Inc.

Iron Eagle Group, Inc.

By:	  /s/Joseph M. LoCurto
Name:	  Joseph M. LoCurto
Title:  Chairman of Iron Eagle, Inc.

SELLING MEMBER:

/s/Bruce A. Bookbinder
---------------------------
Bruce A. Bookbinder

                            LIST OF ATTACHMENTS

Exhibits                             Title

Exhibit A                     Pledge Agreement
Exhibit B                     Buyer's Note
Exhibit C                     Lease
Exhibit D                     Opinion of Company's Counsel
Exhibit E                     Opinion of Buyer's Counsel
Exhibit F                     Certificate of Membership Interest


Schedules

Schedule 401(a)                     Organization
Schedule 401(d)                     List of Officers, Directors
                                       and Employees
Schedule 4.03                       Subsidiaries and Affiliates
Schedule 4.04                       Financial Statements
Schedule 4.05                       Undisclosed Liabilities
Schedule 4.06                       No Material Adverse Change
Schedule 4.08                       Real Property
Schedule 4.09                       Title To Assets
Schedule 4.11                       Insurance
Schedule 4.12                       Intellectual Property
Schedule 4.13                       Litigation
Schedule 4.14                       Governmental and Other Consents
Schedule 4.15                       Permits
Schedule 4.16                       Compliance
Schedule 4.18                       Additional Agreements, Contracts
                                      and Instruments
Schedule 4.19                       Delta Mechanical Contractors 401(k)
                                      Plan
Schedule 4.20                        Environmental Matters
Schedule 4.21                       Customers and Suppliers
Schedule 4.22                       Other Assets
Schedule 4.27                       Prohibited Transactions
Schedule 4.28                       Employee Matters
Schedule 4.29                       Cash Disbursements

                                Exhibit A
                           Pledge Agreement

 (Attached as part of Form 8-K dated 11/23/2010 exhibit 10.2)

                              Exhibit B
                             Buyer's Note

(Attached as part of Form 8-K dated 11/23/2010 exhibit 10.2)

                               Exhibit C
                                 Lease

	THIS LEASE is made and entered into as of the 1st day of January, 2011 by and between 44 WILCLAR, LLC, a Rhode Island limited liability company ("Landlord") and Delta Mechanical Contractors, LLC, a Delaware limited liability company ("Tenant").

	IT IS MUTUALLY covenanted and agreed by and between the parties as follows:

	1.	Definitions.

	1.01	Leasing Details. For the purposes of this Lease, the
following words and phrases are defined as set forth below:

Building: 	The building located on the Land (as hereinafter defined)
and within which the Leased Premise is situated.

Commencement Date:	January 1, 2011

Land:	That certain real estate located at 44 Wilclar Street, Warwick,
Rhode Island 02886 and further described in Exhibit A of this Lease.

Landlord:               44 WILCLAR, LLC

Landlord's Address:     44 Wilclar Street
                        Warwick, Rhode Island 02888
                        Attention:  Bruce A. Bookbinder
                        President

Leased Premise:	The real estate located at 44 Wilclar Street,
Warwick, Rhode Island

Rent:                   $189,000.00 annually for the Term

Monthly Installment:    $15,750.00 for each month during the Term

Tenant:                 Delta Mechanical Contractors, LLC

Tenant's Address:       44 Wilclar Street
                        Warwick, Rhode Island 02888
                        Attention:  Bruce A. Bookbinder
                        President

Term:	Four (4) years from the Commencement Date, exclusive of
extensions and/or renewals.

Termination Date:	December 31, 2014

	1.02 Effect of Reference to Data. Each reference in this Lease to any of the titles contained in Section 1.01 shall be construed to incorporate the data stated under that title. Any title contained in
Section 1.01 which is used herein but not otherwise defined herein shall have the meaning set forth in Section 1.01.

	1.03 Miscellaneous. The words "hereby," "hereof," "hereto," "herein," "hereunder," and any similar words, refer to this lease; the word "hereafter" means after, and the word "heretofore" means before, the date of this Lease. The word "person" refers to partnerships (including limited partnerships), corporations, trusts and other legal entities, as well as natural persons. The title of this lease, as well as the paragraph and subparagraph titles, are for convenience of reference only and will not be considered in the interpretation or construction of any of the provisions hereof. Words in the singular may be construed to include the plural, and vice versa, as the context may require. Any notice required or permitted to be given by a party to this Lease will be in writing and will be given as provided for herein.

	2.	Leasing.  The Landlord demises and leases to the Tenant and
the Tenant leases and takes from the Landlord the Leased Premise.

	3.	Term; Option To Extend.

	3.01	To have and to hold the Leased Premise unto the Tenant for
and during the Term set forth in Section 1.01, commencing as of the Commencement Date.

	3.02	Subject to the terms and conditions contained in this
Section 3.02, the Tenant shall have the option to extend the Term of this Lease for an additional forty-eight (48) month period commencing on the expiration of the initial Term ("Extended Term"). This Lease shall be deemed to be extended at the end of the Term hereof for the Extended Term upon and subject to the following terms and conditions:

		(a)	There shall not exist at the time of the exercise of
the option to extend the Term or at the commencement date of the Extended Term any default or event of default under this Lease, nor shall there exist any condition that with the giving of notice or passage of time or both shall constitute a default under this Lease;
and

		(b)	Tenant shall have given Landlord written notice of
Tenant's exercise of its option to extend this Lease on or before the date occurring not later than sixty (60) days prior to the Termination Date.

	3.03	Terms of Extension.  All terms and provisions of this Lease
shall apply to the Extended Term. In the event that the Tenant fails to provide the notice described in subparagraph (b) above, within the time set forth therein, the Tenant shall be deemed to have waived its option to extend the Term for the Extended Term. Tenant shall have no further right to extend this Lease beyond the second Extended Term. Each reference in the Lease to the "Term" shall be deemed to include any option term for which the Tenant has exercised its option to extend unless the context clearly requires a different meaning.

	4.	Rent.

	4.01	The Tenant agrees to pay to the Landlord, at the address
specified in Section 1.01, Rent in the annual amount of One Hundred Eighty-Nine Thousand ($189,000.00) Dollars payable in equal monthly installments of Fifteen Thousand Seven Hundred Fifty ($15,750.00) Dollars for the Term of this Lease. Rent shall be increased annually in accordance with the published CPI-U for New York-New Jersey from the Bureau of Labor Statistics.

	4.02	All Rent is payable as of the first (1st) business day of
each month, with interest at the prime rate of interest as published by the Wall Street Journal plus five hundred basis points per year on any unpaid installments from the date due until paid in full. Rent payable for any partial month will be prorated on a daily basis. The Rent for the first month of the Term shall be paid herewith.

	5.	Additional Rent.

	5.01	Electricity.  As additional rent, the Tenant will pay all
costs of electricity consumed in the Leased Premise.

	5.02	Taxes.  Tenant shall pay in each Tax Year (as that term is
hereinafter defined) during the Term, as additional rent, all real estate taxes and other ad valorem taxes (including, without limitation, special assessments) with respect to the Building and the Land and any other improvements situated thereon from time to time (collectively referred to as the "Taxes"). These Taxes include, but are not limited to, all real estate taxes, water and sewer use fees, charges and assessments, real estate rental receipt or gross receipt taxes or any other taxes of Landlord (exclusive of Landlord's income tax) imposed by Federal, State or local taxing authorities as a substitution for or in addition to the current method of property taxation used for the funding of governmental services. The Tenant shall also be solely responsible for and pay within the time period provided by law all taxes imposed on its inventory, furniture, trade fixtures, apparatus, leasehold improvements, equipment and any other of Tenant's personal or other property.

	The tax payments required hereunder shall be paid by Tenant in quarterly installments, or more frequently, if necessary, as required by the respective taxing authorities.

	5.03	 Utilities.  Tenant shall also pay all utility costs
associated with the operation of the Leased Premise including, but not limited to, heat, light, water, power and other services or utilities used in the Leased Premise during the Term of this Lease.

	5.04	 Miscellaneous. Tenant shall also pay as additional Rent
the cost of all property, liability and casualty insurance relating to the Leased Premise, all expenses of maintenance, operation and repair of the Leased Premise on a triple net basis.

	6.	Permitted Use: Compliance with laws, etc.  The Tenant will
use the Leased Premise solely for the purpose of conducting a mechanical contractor business concentrating in the installation of plumbing, heating, ventilation, air conditioning and fire protection systems in commercial, governmental and institutional facilities and for all other lawful purposes under Rhode Island General Laws. The
Tenant will promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of Federal, State, city and town governments and all other governmental authorities or any national or local Board of Fire
Insurance Underwriters affecting the Leased Premise or the Tenant's use thereof.

	7.	Repairs and Maintenance, Alterations.

	7.01 Landlord's Repairs. The Landlord will maintain in good condition, and will make all replacements and repairs to, the roof, exterior and structural components of the Building and the Landlord will maintain in good condition and keep clean the halls, stairways and other areas in the Building used in common by all tenants; provided, however, that the Landlord will not be responsible for any repairs and maintenance made necessary by acts of the Tenant or the Tenant's agents.

	7.02	Tenant's Repairs.  The Tenant will: (i) be responsible for
repairs and maintenance made necessary by acts of the Tenant or the Tenant's agents; and (ii) maintain in good condition and keep clean the interior of the Leased Premise, including the replacement of glass in windows and doors.

	7.03	Alterations.  The Tenant may not make any alterations or
improvements to the Leased Premise without the prior written consent of Landlord.

	8.	Tenant's Trade Fixtures.

	8.01 Trade Fixtures Defined. For the purposes of this Lease, "Tenant's Trade Fixtures" means items of personal property owned by the Tenant and especially designed or fitted for use in its business which:
(i) will not be affixed or incorporated into the Leased Premise in such manner that their removal will cause damage to the Building; and (ii) will, after removal, have a value significantly exceeding the cost of removal.

	8.02 Installation and Removal. The Tenant may install Tenant's Trade Fixtures in the Leased Premise. Tenant's Trade Fixtures will, notwithstanding the manner of their installation, remain the property of the Tenant and will be removed by the Tenant upon the termination of this Lease. The Tenant will repair any damage to the Leased Premise occasioned by the removal of the Tenant's Trade Fixtures. Any of

Tenant's Trade Fixtures left on the Leased Premise upon the termination of this Lease, at the election of the Landlord, may be (i) removed at the Tenant's expense and sold, stored or discarded; or (ii) deemed to have been abandoned and to be the property of the Landlord.

	9.	Public Liability Insurance; Indemnity.

	9.01 Insurance. The Tenant will obtain and pay for general comprehensive public liability insurance insuring the Landlord and the Tenant against loss from and liability for damages on account of loss or injury suffered by any person or property within or upon the Leased Premise.

    	10.	Fire or Other Casualty; Cross Releases and Waiver of
Subrogation; Tenant's Property.

   	10.01 Fire or Other Casualty. If the Building or the Leased Premise or any part thereof is damaged by fire or other casualty, the Landlord will forthwith commence and continue with all reasonable diligence the repair of the same.

    	10.02 Release. The parties release each other from any claims for damage to any person or to the Leased Premise and the Building and to the personal property, fixtures, improvements and alterations of either the Landlord or the Tenant in or on the Leased Premise and the Building that are caused by or result from risks insured against under any insurance policies carried by the parties and in force at the time of any such damage.

   	 10.03 Risk of Loss. The risk of loss of or damage to property of the Tenant on or about the Leased Premise will be borne solely by the Tenant and neither the Landlord nor any other tenant will have any liability for loss thereof or damage thereto.

	11.	Insurance Policies.  All insurance required under this
Lease will be issued by companies satisfactory to the Landlord. Each such policy will contain a provision that no act or omission of the Tenant will affect or limit the obligation of the insurer to pay on behalf of the Landlord the amount of the loss sustained by, or claim made against, the Landlord, and, to the extent obtainable, will contain an agreement by the insurer that such policy will not be canceled without at least twenty (20) days prior written notice to the Landlord.

	12.	Subordination.  This Lease will be subject and subordinate
to any mortgage of the Building now of record or recorded after the date hereof. Such subordination is effective without any further act of the Tenant and the Tenant will from time to time on request from the Landlord execute and deliver any instruments that may be required by any lender to evidence or effect the subordination provided for herein.
If the Tenant fails to execute and deliver any such instrument, the Tenant irrevocably appoints the Landlord, with full power of substitution, the Tenant's attorney-in-fact to execute and deliver any such instrument.

 	13.	Condemnation.  If all or any portion of the Building is
taken in condemnation proceedings or by exercise of any right of eminent domain, the Landlord will be entitled to collect from the condemnor the entire award that may be made in any such proceeding without deduction therefrom for any interest of the Tenant under this Lease (except such portion of any award as is specifically made for the Tenant's moving expenses) and this lease will terminate as of the date of the taking.

 	14.	Assignments and Subleases. The Tenant will not directly or
indirectly assign or encumber its interest in this Lease or in the Leased Premise, or sublease all or any part of the Leased Premise, or allow any other person, firm or corporation (except the Tenant's authorized representatives) to occupy or use all or any part of the Leased Premise, without first obtaining the Landlord's written consent, which consent may be given or withheld in the sole discretion of the Landlord. Any assignment, encumbrance or sublease without the Landlord's consent will be voidable and, at the Landlord's election, will constitute a default under this Lease. No permitted assignment or subleasing will in any way affect or reduce any of the obligations of the Tenant under this Lease.

	15.	Quiet Enjoyment.  Upon paying the rent and all other
payments required to be made by the Tenant hereunder, and upon the Tenant's performing and fulfilling all terms, conditions or agreements on its part to be performed and fulfilled, the Tenant will quietly have and enjoy the Leased Premise during the Term of this Lease without lawful hindrance by any person claiming by, through or under the Landlord.

    	16.	Landlord's Right to Cure Defaults.  Landlord, may, but
shall not, be obligated to cure, at any time, following fifteen (15) days prior written notice to Tenant, except in cases of emergency when no notice shall be required, any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees and expenses, in curing a default shall be paid by Tenant to Landlord as additional rent on demand, together with interest thereon at the maximum rate permitted by law from the date of payment by Landlord to date of payment by Tenants.

	17.	Waivers.  The failure of the Landlord to insist in any one
or more instances upon the strict and literal performance of any of the agreements, terms, or conditions of this Lease or to exercise any option of the Landlord herein contained, will not be construed as a waiver for the future of such term, condition, agreement or option.
The receipt by the Landlord of rent with knowledge of the breach of any term, condition, or agreement will not be deemed to be a waiver of such breach. The receipt by the Landlord of rent after the giving of any notice required to be given to the Tenant by law or by the terms of this Lease will not in any way affect the operation of such notice.

	18.	Notices.  No notice, approval, consent or other
communication permitted or required to be given by this Lease will be effective unless the same is sent postage prepaid, by United States registered or certified mail, return receipt requested, to the other party at the following addresses: if to the Landlord, at the address set forth in Section 1.01 and if to the Tenant, at the address set forth in Section 1.01, or to such other address as either party may designate by notice to the other party.

	19.	Governing Law.  This Lease and the performance thereof will
be governed, interpreted, construed and regulated by the laws of the State of Rhode Island without resort to the conflict of laws rules of the State of Rhode Island.

    	20.	Successors and Assigns.  This Lease will bind and enure to
the benefit of the parties hereto and their respective successors and permitted assigns. References herein to the parties will be deemed to include their respective successors and permitted assigns.
	21.	Entire Agreement.  This Lease contains all of the
agreements of the parties and may not be modified or amended except by written agreement.

    	22.	Assignment of Rents.  With reference to any assignment by
Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of the first mortgage on the Building, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall not be deemed an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by written notice sent to Tenant, specifically otherwise elect.

	23.	Counterparts. This Lease may be executed in one or more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document. The parties hereto and any third parties may rely upon machine copies of signatures to this Agreement to the same extent as manually signed original signatures.

             (Remainder of Page Intentionally Left Blank)

    	IN WITNESS WHEREOF, the Landlord and Tenant have executed this instrument under seal as of the day and year first above written.

WITNESS:                       LANDLORD:

                               44 WILCLAR, LLC

                               By /s/Bruce A. Bookbinder
                               Bruce A. Bookbinder
                               President

                               TENANT:

                               Delta Mechanical Contractors, LLC

                               By: /s/Bruce A. Bookbinder
                               Bruce A. Bookbinder
                               President

                               Exhibit D
                       Opinion of Company's Counsel

[Letterhead of Pannone Lopes Devereauz & West LLC]

counselors at law           January 21, 2010            www.pldwlaw.com

Iron Eagle Group, Inc.
61 West 62nd Street
Suite 23F
New York, New York 10023

Re:   Membership Interest Purchase Agreement dated as of January 21,
2011 by and by and among Delta Mechanical Group, LLC ("DMG"), Iron Eagle Group, Inc. ("Iron Eagle" and DMG are collectively, "Buyer") and Bruce A. Bookbinder ("Selling Member"). Selling Member is the sole owner of all of the membership interests ("Membership Interest") of Sycamore Enterprises LLC ("Sycamore"), holder of all of the outstanding membership interests of Delta Mechanical Contractors, LLC ("Company").

Ladies and Gentlemen:

We have acted as counsel for Company, Sycamore and Selling Member (collectively, "Seller") in connection with the execution and delivery by Selling Member of that certain Member Interest Purchase Agreement dated as of the 21st day of January, 2011 ("Purchase Agreement") by and between Buyer and Selling Member, and the transactions contemplated thereunder. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement, unless the context otherwise requires.

In rendering this opinion, we have examined all such certificates, documents and instruments as we have deemed necessary to enable us to render the opinions expressed below. In this respect, we have examined originals or photographic, photostatic or certified copies of, among other things, the following documents:

1. Purchase Agreement;
2. Pledge and Assignment of Membership Interests; and
3. Secured Term Note.

Items 1 through 3 above are collectively referred to herein as the "Transactional Documents."





Iron Eagle Group, Inc.
Re: Purchase Agreement
January 21, 2011
Page Two

In rendering this opinion, we have relied, as to all questions of fact material to this opinion, upon certificates or other documents issued by government officials, offices or agencies concerning Seller's property or status. In addition, we have relied upon the factual representations and warranties made by Seller in the Transactional Documents.

For purposes of the opinions expressed below, we have assumed, without independent investigation or inquiry, (i) the authenticity of all documents and instruments submitted to us as originals; (ii) the conformity to the originals and completeness of all documents and instruments submitted to us as certified or photostatic copies and the authenticity of the originals; (iii) the due authorization, execution and delivery of all documents and instruments by all parties other than Purchaser and the validity and binding effect thereof on all parties other than Seller; and (iv) the genuineness of all signatures not witnessed by us and the legal capacity of all natural persons.

We have assumed that the all parties to the Transactional Documents that are legal entities (other than Selling Member) are duly organized, validly existing, and have obtained all necessary approvals and have full authority to consummate the transactions contemplated by the Transactional Documents, including but not limited to all necessary governmental approvals, and that the Transactional Documents constitute such parties' valid and binding obligations, enforceable in accordance with their respective terms. We have also assumed the valid existence of the Buyer and the due authorization, execution and delivery of the Transactional Documents by Buyer.

We express this opinion as members of the Bar of the State of Rhode Island ("State") and are therefore rendering this opinion only with respect to the laws of the State and the federal laws of the United States of America in effect on the date hereof. No opinion is expressed herein with respect to compliance with any laws, regulations or rules relating to tax, securities or anti-trust.

We have expressly assumed, with your permission and without any investigation, that: (l) insofar as the laws of any jurisdiction other than the State (collectively "Other Laws") may be applicable or otherwise relevant to the Transactional Documents, that the Other Laws do not prohibit Seller from entering into the Transactional Documents, restrict or limit the enforceability of any provision of any Transactional Documents, or otherwise render the execution, delivery or performance of the Transactional Documents illegal or unenforceable, and that the Other Laws are not inconsistent with any obligation of Seller under, or right created by, the Transactional Documents; and (2) that the courts sitting in any jurisdiction other than the State would recognize



Iron Eagle Group, Inc.
Re: Purchase Agreement
January 21, 2011
Page Three

and enforce the choice of law provisions in the Transactional
Documents, which provide that the validity, construction and enforceability of such documents will be governed by the laws of the State.

For the purposes of this opinion, references to "our knowledge" or "actually known to us" or words of similar import mean the actual knowledge and conscious awareness of facts or other information (I) by the lawyers in this firm who have given substantive legal attention to the representation of Seller in connection with the transactions contemplated by the Transactional Documents; and (2) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, by any lawyer in our firm who is primarily responsible for providing the response concerning that particular opinion, issue or confirmation. Except as specifically noted above, we have not (1) made any independent review or investigation of any factual matters; (2) undertaken any investigation of the records of Seller or any court or other body or verification of the accuracy of any representations of Seller, including without limitation those contained in the Transactional Documents; or (3) reviewed any agreements or other documents other than those specifically identified herein as having been examined in connection with rendering this opinion.

The opinions herein expressed are qualified to the extent that the validity and enforceability of any provisions in the Transactional Documents, or any rights granted to the Buyer pursuant to any of the Transactional Documents, are subject to and may be affected by (I) principles of public policy; (2) general equitable principles; and (3) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

We express no opinion as to the availability of any equitable or specific remedy upon any breach of the Transactional Documents or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

No opinions are expressed as to the enforceability of provisions in the Transactional Documents that: (1) restrict access to courts or to legal or equitable remedies; (2) prescribe evidentiary standards for suits or proceedings to enforce the Transactional Documents; (3) waive procedural, judicial or substantive rights, such as rights to notice, right to a jury trial, statutes of limitations and marshaling of assets; (3) provide that decisions by a party are conclusive; or (4) grant or limit the rights of third parties.

We express no opinion as to any provision in the Transactional
Documents (1) which may be deemed to or construed to waive any future right of Seller; (2) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be

Iron Eagle Group, Inc.
Re: Purchase Agreement
January 21, 2011
Page Four

exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (3) relating to the effect of invalidity or unenforceability of any provision of the Transactional Documents on the validity or enforceability of any other provision thereof; (4) requiring the payment of penalties, consequential damages or liquidated damages; (5) which is in violation of public policy, including but not limited to any provision relating to indemnification and contribution with respect to securities law matters; (6) purporting to indenmify any person against such person's own negligence or intentional misconduct; or (7) which provides that the terms of the Transactional Documents may not be waived or modified except in writing.

Our opinions expressed in paragraph I, below, insofar as they relate to the valid existence and good standing of Seller, are rendered as of the date of the Articles certified by the Secretary of State of the State of Rhode Island, but we are not aware of any circumstance or event since such date that would alter the valid existence or good standing of Purchaser.

For purposes of our opinions rendered below, we have assumed that the facts and law governing the future performance by Seller of its obligations under the Transactional Documents will be identical to the facts and law governing its performance on the date of this opinion.

Based upon the foregoing, and subject to the qualifications, assumptions or other limitations set forth herein, we are of the opinion that:

1. Company is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and carryon the business in which it is now engaged and to execute, deliver and perform the Transactional Documents.

2. Sycamore is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Rhode Island with full power and authority to own its assets and carry on the business in which it is now engaged and to execute, deliver and perform the Transactional Documents.

3. Company has the corporate power and authority to execute, deliver and perform the Transactional Documents to which it is a party, and the execution, delivery and performance of said Transactional Documents have been duly authorized by all necessary corporate and shareholder action.



Iron Eagle Group, Inc.
Re: Purchase Agreement
January 21, 2011
Page Four

4. Sycamore has the corporate power and authority to execute, deliver and perform the Transactional Documents to which it is a party, and the execution, delivery and performance of said Transactional Documents have been duly authorized by all necessary corporate and shareholder action.

5. None of the execution, delivery and performance of the Transactional Documents by Seller nor the consummation of the transactions contemplated thereby, nor the compliance by Seller with the provisions thereof, will: (i) to our knowledge, conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of, any lien upon any of the properties or assets of Seller under any term, condition or provision of the Organizational Documents; or (ii) violate any laws of the state applicable to Seller or any of its respective properties.

6. The Transactional Documents have been duly executed and delivered by Purchaser and constitutes the valid and legally binding obligation of Purchaser, enforceable against each of them in accordance with their terms.

This opinion letter is rendered to you in connection with the transactions contemplated by the Transactional Documents and may not be relied upon or furnished to any other person in any context. This opinion may not be quoted by you in any document, instrument or other writing, in whole or in part, without the prior written consent of this firm.


Very truly yours,

/s/Pannone Lopes Devereaux & West LLC
-------------------------------------
PANNONE LOPES DEVEREAUX & WEST LLC

                               Exhibit E
                        Opinion of Buyer's Counsel

            [Letterhead of Jody M. Walker, Attorney At Law]

January 21, 2011

Bruce A. Bookbinder
Sycamore Enterprises LLC
Delta Mechanical Contractors, LLC
44 Wilclar Street
Warwick, Rhode Island 02886


Re:   Membership Interest Purchase Agreement dated as of January 21,
2011 by and by and among Delta Mechanical Group, LLC ("DMG"), Iron Eagle Group, Inc. ("Iron Eagle" and DMG are collectively, "Buyer") and Bruce A. Bookbinder ("Selling Member"). Selling Member is the sole owner of all of the membership interests ("Membership Interest") of Sycamore Enterprises LLC ("Sycamore"), holder of all of the outstanding membership interests of Delta Mechanical Contractors, LLC ("Company").

Gentlemen:

I have acted as counsel for Delta Mechanical Group, LLC and Iron Eagle Group, Inc. (collectively, "Buyer") in connection with the execution and delivery by Buyer of that certain Member Interest Purchase Agreement dated as of the 21st day of January, 2011 ("Purchase Agreement") by and between Buyer and Selling Member, and the transactions contemplated thereunder. All capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement, unless the context otherwise requires.

In rendering this opinion, I have examined all such certificates, documents and instruments as I have deemed necessary to enable me to render the opinions expressed below. In this respect, I have examined originals or photographic, photostatic or certified copies of, among other things, the following documents:

1. Purchase Agreement;
2. Pledge and Assignment of Membership Interests; and
3. Secured Term Note.

Items 1 through 3 above are collectively referred to herein as the "Transactional Documents."



Bruce A Bookbinder et al.
Re: Purchase Agreement
January 21, 2011
Page Two

In rendering this opinion, I have relied, as to all questions of fact material to this opinion, upon certificates or other documents issued by government officials, offices or agencies concerning Buyer's property or status. In addition, I have relied upon the factual representations and warranties made by Buyer in the Transactional Documents.

For purposes of the opinions expressed below, I have assumed, without independent investigation or inquiry, (i) the authenticity of all documents and instruments submitted to us as originals; (ii) the conformity to the originals and completeness of all documents and instruments submitted to us as certified or photostatic copies and the authenticity of the originals; (iii) the due authorization, execution and delivery of all documents and instruments by all parties other than Buyer and the validity and binding effect thereof on all parties other than Buyer; and (iv) the genuineness of all signatures not witnessed by us and the legal capacity of all natural persons.

I have assumed that all parties to the Transactional Documents that are legal entities (other than Selling Member) are duly organized, validly existing, and have obtained all necessary approvals and have full authority to consummate the transactions contemplated by the Transactional Documents, including but not limited to all necessary governmental approvals, and that the Transactional Documents constitute such parties' valid and binding obligations, enforceable in accordance with their respective terms. I have also assumed the valid existence of Sycamore and Company and the due authorization, execution and delivery of the Transactional Documents by Selling Member.

I express this opinion as a member of the Bar of the State of Colorado ("State") and are therefore rendering this opinion only with respect to the laws of the State and the federal laws of the United States of America in effect on the date hereof. No opinion is expressed herein with respect to compliance with any laws, regulations or rules relating to tax, securities or anti-trust.

I have expressly assumed, with your permission and without any investigation, that: (l) insofar as the laws of any jurisdiction other than the State (collectively "Other Laws") may be applicable or otherwise relevant to the Transactional Documents, that the Other Laws do not prohibit Seller from entering into the Transactional Documents, restrict or limit the enforceability of any provision of any Transactional Documents, or otherwise render the execution, delivery or performance of the Transactional Documents illegal or unenforceable, and that the Other Laws are not inconsistent with any obligation of Seller under, or right created by, the Transactional Documents; and (2) that the courts sitting in any jurisdiction other than the State would recognize



Bruce A. Bookbinder et al.
Re: Purchase Agreement
January 21, 2011
Page Three

and enforce the choice of law provisions in the Transactional
Documents, which provide that the validity, construction and enforceability of such documents will be governed by the laws of the State.

For the purposes of this opinion, references to "my knowledge" or "actually known to me" or words of similar import mean the actual knowledge and conscious awareness of facts or other information (I) by me having given substantive legal attention to the representation of Buyer in connection with the transactions contemplated by the Transactional Documents; and (2) solely as to information relevant to a particular opinion, issue or confirmation regarding a particular factual matter, by me as I am primarily responsible for providing the response concerning that particular opinion, issue or confirmation. Except as specifically noted above, I have not (1) made any independent review or investigation of any factual matters; (2) undertaken any investigation of the records of Buyer or any court or other body or verification of the accuracy of any representations of Buyer, including without limitation those contained in the Transactional Documents; or
(3) reviewed any agreements or other documents other than those specifically identified herein as having been examined in connection with rendering this opinion.

The opinions herein expressed are qualified to the extent that the validity and enforceability of any provisions in the Transactional Documents, or any rights granted to the Seller Member pursuant to any of the Transactional Documents, are subject to and may be affected by
(I) principles of public policy; (2) general equitable principles; and
(3) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

I express no opinion as to the availability of any equitable or specific remedy upon any breach of the Transactional Documents or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

No opinions are expressed as to the enforceability of provisions in the Transactional Documents that: (1) restrict access to courts or to legal or equitable remedies; (2) prescribe evidentiary standards for suits or proceedings to enforce the Transactional Documents; (3) waive procedural, judicial or substantive rights, such as rights to notice, right to a jury trial, statutes of limitations and marshaling of assets; (3) provide that decisions by a party are conclusive; or (4) grant or limit the rights of third parties.

I express no opinion as to any provision in the Transactional Documents
(1) which may be deemed to or construed to waive any future right of Seller; (2) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be

Bruce A. Bookbinder et al.
Re: Purchase Agreement
January 21, 2011
Page Four

exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies; (3) relating to the effect of invalidity or unenforceability of any provision of the Transactional Documents on the validity or enforceability of any other provision thereof; (4) requiring the payment of penalties, consequential damages or liquidated damages; (5) which is in violation of public policy, including but not limited to any provision relating to indemnification and contribution with respect to securities law matters; (6) purporting to indemnify any person against such person's own negligence or intentional misconduct; or (7) which provides that the terms of the Transactional Documents may not be waived or modified except in writing.

My opinions expressed in paragraph I, below, insofar as they relate to the valid existence and good standing of Buyer, are rendered as of the date of the Articles certified by the Secretary of State of the State of Delaware, but I am not aware of any circumstance or event since such date that would alter the valid existence or good standing of Buyer.

For purposes of my opinions rendered below, I have assumed that the facts and law governing the future performance by Buyer of its obligations under the Transactional Documents will be identical to the facts and law governing its performance on the date of this opinion.

Based upon the foregoing, and subject to the qualifications, assumptions or other limitations set forth herein, we are of the opinion that:

1. DMG is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and carryon the business in which it is now engaged and to execute, deliver and perform the Transactional Documents.

2. Iron Eagle is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own its assets and carry on the business in which it is now engaged and to execute, deliver and perform the Transactional Documents.

3. DMG has the corporate power and authority to execute, deliver and perform the Transactional Documents to which it is a party, and the execution, delivery and performance of said Transactional Documents have been duly authorized by all necessary corporate and shareholder action.



Bruce A. Bookbinder
Re: Purchase Agreement
January 21, 2011
Page Five

4. Iron Eagle has the corporate power and authority to execute, deliver and perform the Transactional Documents to which it is a party, and the execution, delivery and performance of said Transactional Documents have been duly authorized by all necessary corporate and shareholder action.

5. None of the execution, delivery and performance of the Transactional Documents by Buyer nor the consummation of the transactions contemplated thereby, nor the compliance by Buyer with the provisions thereof, will: (i) to our knowledge, conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of, any lien upon any of the properties or assets of Seller under any term, condition or provision of the Organizational Documents; or (ii) violate any laws of the state applicable to Seller or any of its respective properties.

6. The Transactional Documents have been duly executed and delivered by Buyer and constitutes the valid and legally binding obligation of Buyer, enforceable against each of them in accordance with their terms.

This opinion letter is rendered to you in connection with the transactions contemplated by the Transactional Documents and may not be relied upon or furnished to any other person in any context. This opinion may not be quoted by you in any document, instrument or other writing, in whole or in part, without the prior written consent of this firm.


Very truly yours,

/s/Jody M. Walker
-------------------------------------
Jody M. Walker, Attorney At Law

                               Exhibit F
                     Certificate of Membership Interest

         (Attached as part of Form 8-K dated 11/23/2010 exhibit 10.2)

                         DISCLOSURE SCHEDULES
                                   TO
                  MEMBER INTEREST PURCHASE AGREEMENT

INTRODUCTION

         The following Disclosure Schedules are provided by the Company and the Selling Member pursuant to the foregoing Purchase Agreement. They are qualified in their entirety by reference to the provisions of the Purchase Agreement, to which they are attached. These Disclosure Schedules constitute representations or warranties of such party or parties only to the extent provided in the Purchase Agreement. Inclusion of information herein shall not be construed as a representation that such information is material to the operations or financial conditions of the Company. Unless otherwise provided in these Disclosure Schedules, capitalized terms set forth below have the meanings ascribed to them in the Purchase Agreement.
         Matters reflected in these Disclosure Schedules are not necessarily limited to matters required by the Agreement to be reflected herein. Such additional matters are set forth for informational purposes and do not necessarily include other matters of similar nature. Descriptive headings have been inserted for convenience of reference only and shall to no extent have the effect of amending or changing the express terms of the Purchase Agreement. Matters disclosed in any particular section of the foregoing Disclosure Schedule for any purpose under the Purchase Agreement shall be deemed to be disclosed for all purposes under the Agreement.

         These Disclosure Schedules are incorporated by this reference into the Purchase Agreement and made a part thereof.

                          Schedule 4.01(a)

Jurisdictions

Sycamore Enterprises LLC

Organized: Rhode Island  2005

Licensed to do Business
  Rhode Island
  Massachusetts
  Connecticut


Delta Mechanical Contractors LLC

Organized: Delaware 2001

Licensed to do Business
  Rhode Island
  Massachusetts
  Connecticut
  New Hampshire (in process)


Principal Place of Business
44 Wilclar Street

(Home Office)

Other Locations
8 Webb Street
Cranston RI 02920
(warehouse - tools and equipment)

10 Dawn Lane
Building C Unit # 2
Warwick RI 02886
(file storage)

                        Schedule 4.01 (d)

Officers

President Bruce A Bookbinder
Vice President David M Greenberg
Secretary Gary R Pannone
Assistant Secretary Nelson A Freitas (Refrigeration License)
Assistant Secretary Dennis R Medeiros (Pipefitter License - RI)
Assistant Secretary Michael Spooner  (Plumbing License - RI)
Assistant Secretary Gary S Trottier (Sprinkler License - RI)
Assistant Secretary Steven Wiseman (Plumbing and Pipfitting License - MA) Assistant Secretary Vincent Zarrella (Plumbing License - RI)
Treasurer  Kimberly Bookbinder

                            Schedule 4.03

Subsidiaries and Affiliates

Affiliate:
44 Wilclar, LLC
44 Wilclar Street
Warwick RI 02886
(owner of the real estate)

100% Owned by Bruce A Bookbinder
Fed ID - 20-8404698

                  DELTA MECHANICAL CONTRACTORS, LLC
                     SYCAMORE ENTERPRISES, LLC
                           BALANCE SHEET
                         DECEMBER 31 2010

ASSETS

CURRENT ASSETS:
  CASH                                                  $2,168,186
  ACCOUNTS RECEIVABLE ON
  CONSTRUCTION CONTRACTS:
    BILLED AND DUE FOR PAYMENT                         $11,589,305
    COSTS & ESTIMATED EARNINGS IN EXCESS OF BILLINGS      $701,615
    RETAINAGE                                           $4,131,768
                                                       $16,422,688
    LESS: ALLOWANCE FOR
     DOUBTFUL ACCOUNTS                                    $150,000
                                                       $16,272,688

   PREPAID TAX DEPOSIT                                    $298,202
   OTHER PREPAID ASSETS                                    $32,177
   DEPOSITS                                               $133,950
TOTAL CURRENT ASSETS                                   $18,905,203

PROPERTY AND EQUIPMENT:
  LEASEHOLD IMPROVEMENTS                                   $21,885
  TOOLS & EQUIPMENT                                       $324,861
  COMPUTER EQUIPMENT                                      $157,317
  OFFICE EQUIPMENT                                        $154,283
  MOTOR VEHICLES                                          $387,120
                                                        $1,045,465
  LESS: ACCUMULATED DEPRECIATION                          $742,398
                                                          $303,067
TOTAL ASSETS                                           $19,208,270



LIABILITIES AND MEMBERS EQUITY


CURRENT LIABILITIES:

  ACCOUNTS PAYABLE AND ACCRUED EXPENSES                $10,051,161
  NOTE PAYABLE - SOVEREIGN                                      $0
  ACCRUED PAYROLL AND AMOUNTS WITHHELD                    $233,708
  CURRENT MATURITIES - NOTE PAYABLE                         $3,460
  BILLINGS IN EXCESS OF COSTS & ESTIMATED EARNINGS      $2,646,431
  ACCRUED DISTRIBUTION - TAXES                            $621,478
  NOTE PAYABLE - MEMBER - SHORT TERM                      $750,000
TOTAL CURRENT LIABILITIES                              $14,306,238

NOTE PAYABLE - LONG TERM                                    $4,553

NOTE PAYABLE - MEMBER - LONG TERM                               $0

ACCRUED DISTRIBUTION - DEFERRED TAXES                           $0

MEMBER'S EQUITY
  COMMON STOCK                                                  $0
  RETAINED EARNINGS                                     $4,897,480
TOTAL STOCKHOLDERS' EQUITY                              $4,897,480
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY             $19,208,270

                   DELTA MECHANICAL CONTRACTORS, LLC
                       SYCAMORE ENTERPRISES, LLC
               STATEMENT OF EARNINGS AND RETAINED EARNINGS
                FOR THE THREE MONTHS ENDED DECEMBER 31 2010

                                                                YTD

REVENUES                                                $16,514,343
COST OF SALES                                           $15,069,227
GROSS PROFIT FROM CONSTRUCTION                           $1,445,115

GENERAL AND ADMINISTRATIVE EXPENSES                        $741,215
EARNINGS FROM OPERATIONS                                   $703,900

INTEREST INCOME                                              $1,219
OTHER INCOME                                                 $5,000
OTHER EXPENSE                                                    $0
LOSS/GAIN ON ASSET IMPAIRMENT                                    $0
INTEREST EXPENSE - OTHER                                      ($269)
INTEREST EXPENSE - SOVEREIGN                                     $0
INTEREST EXPENSE - SHAREHOLDER                             ($19,375)
NET EARNINGS BEFORE TAXES & DISTRIBUTIONS                  $690,475

MEMBERS EQUITY - SEPTEMBER 30 2010                       $4,757,083

STATE INCOME TAX EXPENSE                                         $0
DISTRIBUTIONS - ACCRUED TAXES                             ($284,000)
DISTRIBUTIONS - PAID OTHER                                ($185,079)
DISTRIBUTIONS - COMPENSATION                               ($81,000)
TOTAL DISTRIBUTIONS                                       ($550,079)
  $140,396
MEMBERS EQUITY - DECEMBER 31 2010                        $4,897,480

                DELTA MECHANICAL CONTRACTORS, LLC
                   SYCAMORE ENTERPRISES, LLC
               STATEMENT OF CONSTRUCTION COSTS
           FOR THE THREE MONTHS ENDED DECEMBER 31 2010

LABOR                                                    $2,469,408
PURCHASES                                                $5,950,975
PERMITS/BONDS                                               $53,167
SUBCONTRACTORS                                           $5,139,683
TRAVEL REIMBURSEMENT                                        $12,889
PAYROLL TAXES                                               $13,218
BLUEPRINTS                                                       $0
HEALTH & DISABILITY  INSURANCE                                   $0
PAYROLL BURDEN & FRINGES                                 $1,879,998
INSURANCE - LIABILITY & WORKERS COMP                        $27,795
SMALL TOOLS & REPAIRS/SHOP EXPENSE                          $24,661
ACCRUED JOB COSTS                                         ($502,566)
RESERVE FOR PROJECTED LOSSES                                     $0
                                                        $15,069,227

                    DELTA MECHANICAL CONTRACTORS, LLC
                        SYCAMORE ENTERPRISES, LLC
             STATEMENT OF GENERAL AND ADMINISTRATIVE EXPENSES
               FOR THE THREE MONTHS ENDED DECEMBER 31 2010

EXECUTIVE SALARIES                                          $94,250
OFFICE SALARIES                                            $198,734
EMPLOYEE BONUS POOL - OFFICE                                $30,000
401K EXPENSE                                                $12,572
DISABILITY  INSURANCE                                        $5,321
MEDICAL INSURANCE                                           $42,634

   SUB TOTAL                                               $383,512

RENT - OFFICE                                                $8,850
RENT - WILCLAR                                              $37,500

   SUB TOTAL                                                $46,350

PROFESSIONAL FEES                                           $67,266
PROFESSIONAL FEES - ADVISOR                                  $9,000

SELLING EXPENSE                                             $14,496
ADVERTISING                                                      $0

   SUB TOTAL                                                $14,496

GENERAL INSURANCE                                           $36,797
GENERAL INSURANCE- WILCLAR                                       $0
AUTOMOBILE EXPENSE                                          $22,500
GAS OIL & GREASE                                            $25,155
TELEPHONE                                                   $30,584
OFFICE SUPPLIES & EXPENSE                                   $35,562
OFFICE SUPPLIES & EXPENSE - WILCLAR                              $0
UTILITIES                                                    $1,183
UTILITIES - WILCLAR                                          $6,828
CONTRIBUTIONS                                                  $250
DUES AND SUBSCRIPTIONS                                       $6,009
FREIGHT, POSTAGE, AND DELIVERY                               $3,172
SEMINARS & EDUCATION                                         $3,908
EMPLOYEE ACTIVITIES & MEETINGS                               $1,218
PLANS & PRINTS                                                 $229
LICENSES/PROPERTY TAXES                                      $2,034
LICENSES/PROPERTY TAXES - WILCLAR                            $7,820
BANK CHARGES                                                 $5,629
PENALTIES & FINES                                                $0
BAD DEBT EXPENSE                                                 $0
CORPORATE TAXES - STATE                                      $5,185
MISCELLANEOUS                                                    $0

   SUB TOTAL                                               $194,063

DEPRECIATION                                                $26,529

                                                           $741,215

                   Delta Mechanical Contractors LLC
                        Summary of Receivables
                          December 31 2010

Schedule 4.04

                         Dec            Nov            Oct           Sep         Aug
Total receivables   $4,359,657.61  $4,408,234.69  $2,455,014.50  $238,336.80  $46,716.75

Total
 Receivables                                                             Reserved Through
 Continued      Jul and Prior  Sub-Total       Retainage        Total       Accrued A/R

                $271,638.95  $11,779,599.10  $4,131,767.69  $15,911,366.79  $190,293.69

Schedule 4.04

Other Prepaid Assets
Employee Advances (job site - 'Cash' for Welders Etc) $5,158.83 Prepaid Software Maintenance Fees -
 Dell Server Support - through 8/31/12                     $5,249.68
 Expedition Support - through 12/31/11                     $6,128.50
Prepaid Real Estate Taxes - through 6/30/11               $10,459.16
Prepaid Property Taxes - through 6/30/11                   $5,180.55
                                                          $32,176.72
Deposits
Carnegie Abbey Membership                                $130,000.00
Deposits - Badges - RI Airport Corporation                 $1,000.00
Webb Street Lease                                          $2,000.00
Dawn Lane Lease                                              $950.00
                                                         $133,950.00

Schedule 4.05

Schedule of Undisclosed Liabilities


Airpro - Mechanics Lien Bond                  $40,336

Note - we posted a mechanics lien bond with the courts for the above amount
This issue relates to a subcontractor who failed to perform its work. We substituted performance and backcharged AirPro's account. This matter should appear on the litigation schedule as well

We do not feel that we owe any funds to AirPro.

Schedule 4.06

Material Adverse Change

There are no material adverse changes effecting the Company and/or
Sycamore.

Sales Tax Returns

Form OS-114 - Connecticut  Delta Mechanical Contractors LLC
  January 1 2009 - December 31 2009
Form OS-114 - Connecticut  Delta Mechanical Contractors LLC
   January 1 2008 - December 31 2008
Form OS-114 - Connecticut  Delta Mechanical Contractors LLC
   January 1 2007 - December 31 2007
Form OS-114 - Connecticut  Delta Mechanical Contractors LLC
   January 1 2006 - December 31 2006

Massachusetts Dept of Revenue     Monthly Returns
File Sales/Use Tax Return  Delta Mechanical Contractors LLC
   October 1 2006 - December 31 2010

State of Rhode Island  Delta Mechanical Contractors LLC
Monthly Sales Tax Report
   October 1 2006 - December 31 2010

Notice of Deficiency Determination
   (Three Year Audit - $6,623.10 Additional Tax Assessed)
Under Sales Tax Law  Delta Mechanical Contractors LLC
   January 1 2004 - December 31 2006

Schedule 4.08
Real Property Owned or Leased

                                             Annual          Start          End
Premises                                    Rent Date         Date        Comments
44 Wilclar Street Warwick RI
  Main Office                               $189,000       Jan 1 2011     Dec 31 2014
8 Webb Street
  Unit B Warehouse - Tools and Equipment     $24,000       Sep 1 2009     Aug 31 2010
  Currently a month to month lease
10 Dawn Lane No. C
  Unit 2 Warehouse - File Storage            $11,400       Dec 1 2008
  Month to month lease

Schedule 4.09

Title to Assets                                                         Outstanding
                                                           Monthly        Balance
Description                     Date          Cost         Payment       Dec 31 2010
Telephone System             May-08 Asset  $15,797.77      $331.93        $8,012.59
Kyocera 5050 Copier          Apr-08 Lease                  $309.23
Kyocera 5050 Copier          Sep-07 Lease                  $365.00
Postage / Mail Machine       Jan-10 Lease                   $95.92

Description (continued)      Final Payment   Lessor/Lienor        Purchase Option

Telephone System               May-13      Graybar Financial            $1.00
                                            Services LLC
Kyocera 5050 Copier            Apr-13      Marlin Leasing Corp    Fair Market Value
Kyocera 5050 Copier            Aug-12      Marlin Leasing Corp    Fair Market Value
Postage / Mail Machine         Jan-15      Great America          Fair Market Value
                                            Leasing Corp.

Money Market Account                       Sovereign Bank
Sycamore Enterprises LLC

(This account is Pledged as Collateral for a personal investment of Bruce Bookbinder. The encumbrance will be released upon the payment of the Buyer Note)

Schedule 4.11
Insurance

See attached schedule prepared by Barton Insurance Agency

Schedule 4.12
Intellectual Property

None

Schedule 4.13
Litigation

Regan v Delta
This is a contract dispute in which the aggregate exposure to Delta is $30,000. Discovery is ongoing and a resolution is not expected before year end.

Delta/Airpro
The above described matter relates to a contract dispute with a subcontractor. Delta has filed a bond in the Rhode Island Superior Court in order to remove a mechanics lien and the parties are conducting discovery with respect to the claim. The amount in dispute is approximately $41,000. Airpro was Delta's subcontractor with respect to a construction project in Rhode Island and has filed a $41,000 breach of contract suit against Delta. The subject of the litigation relates to alleged change orders claimed to have been approved by Airpro which have been denied by Delta due due to a claim of offsets in excess of the value of the change order. Delta was required to complete Airpro's work on the project after Airpro became a defunct corporation and ceased doing work. Delta's claims in the litigation exceed the value of the change order.

Delta/Nathan Bishop
A.A. Asbestos Abatement Co., Inc. alleges that Delta and three other subcontractors, McKenna Roofing Co., CapCo Steel Co., and Spino Brothers Construction Co., Inc., are jointly and severally liable for mold damage caused by water leaking into the Nathan Bishop Middle School. The water damage occurred in September, 2009 at a time that Delta was working at the job site, but was working the middle school's basement. The general contractor and owner do not allege any negligence on the part of Delta and do claim that the Owner suffered damages in the amount of $630,000 allegedly caused by the mold infestation due to water seepage. A.A. Asbestos has also claimed approximately $320,000 in damages. The matter is being defended by Delta's insurance carrier.

Delta/Reliable Construction
Delta has a claim against Reliable Construction for breach of contract and Reliable Construction filed a counter claim in the action alleging damages in the amount of $10,000 for unpaid work and materials provided by Reliable to Delta at the North Smithfield Middle School project.

Delta/American Test
This matter involves a claim by Delta to recover costs associated with the non-performance and negligent performance by American Test & Balance under its contract with Delta for testing and balancing services of mechanical systems to be provided in connection with the project known as the Rhode Island Training School in Cranston, Rhode Island. The underlying contract was for $65,000. Change orders (all disputed) totaled $3,400. Delta paid $45,400 to American Test prior to terminating the contract. Delta incurred an addition $43,500 in costs associated with hiring a new firm to perform the work. Delta's stated claim is $29,000.00. American Test has counterclaimed in the suit alleging breach of contract, but has not alleged a specific damages amount. It is presumed that American Test seeks payment of $19,600 which constitutes the balance allegedly owed on the contract. In addition, both Delta and American Test have requested attorney fees pursuant to R.I.G.L. section 9-1-45 in connection with their respective claims.

Schedule 4.14
Consents and Estoppel Certificates

Consent by Surety is required to consummate the Transaction.
Surety Consent has been received verbally and will be provided in writing after said surety obtains copies of the Transaction Documents.

Company Lender will not consent to the Transaction as a change of ownership will constitute a Default under the Line of Credit Agreement. Refer to Schedule 4.16 for further information. To the best of Selling Member's Knowledge the default and termination of our Line of Credit Agreement does not or will not have a Material Adverse Effect on the Company as that term is defined in the Purchase Agreement

Selling Member has not requested consents to transfer contracts owned by Delta Mechanical Contractors, LLC. ("Contracts") Buyer is purchasing the Membership Interest in Sycamore from Selling Member and Sycamore owns all of the authorized and outstanding Membership Interest in Delta Mechanical Contractors LLC (defined as "Company" in the Purchase Agreement). Upon the payment of the Buyer Note, Selling Member will cooperate with Buyer in obtaining consents if and when required as it relates to the Contracts.

Schedule 4.15
Law Compliance; Permits

Permits are required and issued on all of our projects to perform various scopes of work, ie Plumbing, Mechanical, Boiler, Fire
Protection. Certain Company's officers have the authority and responsibility to acquire the permits necessary for our contract work. This procedure will remain unchanged.

Schedule 4.16
Compliance with Other Instruments

The execution and delivery of this Purchase Agreement will cause a default and a termination of our Line of Credit Agreement with Sovereign Bank

To the best of Selling Member's Knowledge the default and termination of our Line of Credit Agreement does not or will not have a Material Adverse Effect on the Company as that term is defined in the Purchase Agreement

Schedule 4.17
Adverse Agreements

There are no agreements to which the Selling Member is a party that will prohibit this transaction from being consummated or have a Material Adverse Effect on Selling Member or Delta Mechanical
Contractors LLC

Schedule 4.18
Additional Agreements, Contracts and Instruments

 10-110   Citizens Bank Section C          May 17 2010
 10-115   Science Lab Upgrades HS          Jun 17 2010
 10-120   Brown Mind-Brain Metcalf         Jun 25 2010
 10-125   Verizon Generator                Jul 02 2010
 10-130   Marine & Natural Science         Jul 16 2010
 10-135   Pastore/Federal EEI              Jul 20 2010
 10-140   Warren Alpert Medical            Jun 10 2010
 10-145   NAPS Gym B302                    Aug 18 2010
 10-150   Citizens Bank EPOC East Data     Sep 09 2010
 10-155   Jackie's Waterplace Park         Aug 31 2010
 10-160   USEPA Chemistry Lab              Sep 28 2010
 10-165   Nathan Bishop - EFS Controls     Sep 21 2010
 11-000   FAA Automation & Control Wings   Nov 29 2010
 11-005   Barnes Aircraft Ready            Oct 20 2010
 11-010   VA Medical FCA                   Nov 05 2010
 11-015   P451 OTC Quarters                Oct 28 2010
 11-020   A63 Air Handler                  Nov 19 2010
 11-025   DelSesto Middle School           Dec 01 2010
 11-030   Ocean House EF-14                Dec 08 2010
 11-035   Nickerson Comm Center            Jan 04 2011

Section (ix) Credit Agreement Sovereign Bank - This Agreement will go into a "Default" status as a result of the Membership Purchase
Agreement
Seller does not believe this will have any material adverse effect for the Company
Section (x) General Agreement of Indemnity Berkley Surety et al

Schedule 4.19
ERISA

Refer to Schedule 4.18  Section (ii) for the Delta Mechanical
Contractors 401(k) Plan

Schedule 4.20
Environmental Matters

No Items to Disclose

Schedule 4.21
Customers  - Top Ten
Source : Summary of Contract Status

Fiscal Year Ended September 30 2010

Gilbane Building Company        7 Jackson Walkway                   Providence RI  02940
Dimeo Construction Company      75 Chapman Street                   Providence RI 02905
HV Collins Company              99 Gano Street                      Providence RI 02906
Bacon Construction Company      241 Narragansett Park Drive East    Providence RI 02914
AF Lusi Construction Co         44 Cedar Swamp Road                 Greenville RI 02828
Maron Construction Inc          180 Buttonhole Drive                Providence RI 02909
Bond Brothers Inc               145 Spring Street                   Everett MA 02149
Suffolk Construction Company    65 Allerton Street                  Boston MA 02119
MCC Construction Corp           5990 Greenwood Plaza Blvd           Greenwood CO 80111
ET Environmental Corp           3424 Peachtree Road                 Atlanta GA 30326

Fiscal Year Ended September 30 2009

Gilbane Building Company         7 Jackson Walkway                  Providence RI  02940
Dimeo Construction Company       75 Chapman Street                  Providence RI 02905
Bond Brothers Inc                145 Spring Street                  Everett MA 02149
HV Collins Company               99 Gano Street                     Providence RI 02906
Agostini Construction
  Company Inc                    243 Narragansett Park Drive East   Providence RI 02914
Bovis Lend Lease LMB Inc         99 Chauncy Street                  Boston MA 02111
EW Burman Inc                    33 Vermont Avenue                  Warwick RI 02888
AF Lusi Construction Co          44 Cedar Swamp Road                Greenville RI 02828
DF Pray, Inc.                    25 Anthony Street                  Seekonk MA 02771
Struever Bros Eccles and Rouse   1040 Hull Street                   Baltimore MD 21230


Fiscal Year Ended September 30 2008

Gilbane Building Company         7 Jackson Walkway                  Providence RI  02940
Bovis Lend Lease LMB Inc         99 Chauncy Street                  Boston MA 02111
Dimeo Construction Company       75 Chapman Street                  Providence RI 02905
AF Lusi Construction Co          44 Cedar Swamp Road                Greenville RI 02828
State of RI                      One Capitol Hill                   Providence RI
HV Collins Company               99 Gano Street                     Providence RI 02906
MA Mortenson Co
c/o Newport Building             370 Renovation                     Newport RI 02841
Pro Con Construction             1359 Hookset Road                  Manchester NH 03108
EW Burman Inc                    33 Vermont Avenue                  Warwick RI 02888
Suffolk Construction Company     65 Allerton Street                 Boston MA 02119


Fiscal Year Ended September 30 2007

State of RI                      One Capitol Hill                   Providence RI
Gilbane Building Company         7 Jackson Walkway                  Providence RI  02940
HV Collins Company               99 Gano Street                     Providence RI 02906
Skanska USA Building Inc         187 Chestnut Street                Warwick RI 02888
Dimeo Construction Company       75 Chapman Street                  Providence RI 02905
Ahlborg and Sons Inc             48 Molter Street                   Cranstom RI 02910
Maron Construction Inc           180 Buttonhole Drive               Providence RI 02909


DF Pray, Inc.                    25 Anthony Street                  Seekonk MA 02771
Suffolk Construction Company     65 Allerton Street                 Boston MA 02119
Bovis Lend Lease LMB Inc         99 Chauncy Street                  Boston MA 02111

Vendors  Top Ten
Source : 1099 Preparation Report by Vendor
Calendar Year Ended December 31 2010

Plumbers and Pipefitter
 Local 51                        11 Hemingway Drive East            Providence RI 02914
FW Webb Company                  160 Middlesex Turnpike             Bedford MA 01730
Trane Company                    PO Box 406469                      Atlanta GA 30384-6469
Seekonk Supply Inc               PO Box 157                         Seekonk MA 02771
Frank Lombardo & Sons Inc        78 Narragansett Avenue             Providence RI 02907
Johnson Insulation Inc           3705 Pawtucket Avenue              Riverside RI 02915
Stand Corporation                105 Pennsylvania Avenue            Warwick RI 02888
Viking Industries, Inc.          PO Box 32                          Barrington RI 02806
Independent Pipe and Supply Corp PO Box 843024                      Boston, MA 02284-3024
Quality Air Metals Inc.          283 B Centre Street                Holbrook MA 02343

Calendar Year Ended December 31 2009

Plumbers and Pipefitter Local 51 11 Hemingway Drive East             Providence RI 02914
Quality Air Metals Inc.          283 B Centre Street                 Holbrook MA 02343
Unique Metal Works LLC           489 Narragansett Park Drive         Pawtucket RI 02861
FW Webb Company                  160 Middlesex Turnpike              Bedford MA 01730
Korel Controls Inc               One Harry Street                    Cranston RI 02907-3128
Seekonk Supply Inc               PO Box 157                          Seekonk MA 02771
Bonner Sheet Metal Corp          310 Southwest Cutoff                Worcester MA 01604
Hughes Sheet Metal Inc           469 Alden Street                    Fall River MA 02723
Trane Company                    PO Box 406469                       Atlanta GA 30384-6469
Johnson Insulation Inc           3705 Pawtucket Avenue               Riverside RI 02915

Customers  - Top Ten                       Depreciable                           2010          Accumulated
Source : Summary of Contract Status        Life (Yrs)                        Depreciation     Depreciation
                                           -----------                       ------------     -----------
Fiscal Year Ended September 30 2010

Gilbane Building Company 7 Jackson Walkway      10       $14,922.00            $1,492.20        $3,481.80
Dimeo Construction Company 75 Chapman Street    10        $5,150.00              $515.00          $772.50
HV Collins Company 99 Gano Street               10        $1,812.84               $90.64           $90.64
Bacon Construction Company
  241 Narragansett Park Drive
                                                         ----------            ---------        ---------
AF Lusi Construction Co 44 Cedar Swamp Road              $21,884.84            $2,097.84        $4,344.94
Maron Construction Inc 180 Buttonhole Drive
Bond Brothers Inc 145 Spring Street
Suffolk Construction Company  65 Allerton Street
MCC Construction Corp
  5990 Greenwood Plaza Blvd                       5      $33,056.03            $1,219.29       $33,056.03
ET Environmental Corp 3424 Peachtree Road         5       $8,780.00              $323.85        $8,780.00
                                                  5       $2,000.00               $73.77        $2,000.00
                                                  5       $4,794.54              $176.85        $4,794.54
                                                  5      $60,990.00            $2,249.64       $60,990.00
Fiscal Year Ended September 30 2010 (continued)

                                                 Net          2011           Accumulated          Net
                                             Book Value   Depreciation       Depreciation      Book Value
                                             ----------   ------------       ------------      ----------
Gilbane Building Company 7 Jackson Walkway   $11,440.20     $1,492.20          $4,974.00       $9,948.00
Dimeo Construction Company 75 Chapman Street  $4,377.50       $515.00          $1,287.50       $3,862.50
HV Collins Company 99 Gano Street             $1,722.20       $181.28            $271.93       $1,540.91
Bacon Construction Company
 241 Narragansett Park Drive
                                             ----------     ---------          ----------     ----------
AF Lusi Construction Co 44 Cedar Swamp Road  $17,539.90     $2,188.48           $6,533.43     $15,351.41
Maron Construction Inc 180 Buttonhole Drive
Bond Brothers Inc 145 Spring Street
Suffolk Construction Company  65 Allerton Street
MCC Construction Corp
 5990 Greenwood Plaza Blvd                        $0.00         $0.00          $33,056.03          $0.00
ET Environmental Corp
 3424 Peachtree Road                              $0.00         $0.00           $8,780.00          $0.00
                                                  $0.00         $0.00           $2,000.00          $0.00
                                                 ($0.00)        $0.00           $4,794.54         ($0.00)
                                                  $0.00         $0.00          $60,990.00          $0.00

                                              Depreciable                         2010          Accumulated
                                               Life (Yrs)                     Depreciation     Depreciation
                                              -----------                     ------------     -----------
Fiscal Year Ended September 30 2009
                                                  5       $97,288.16              $3,588.52       $97,288.16
                                                  5        $4,000.00                $147.54        $4,000.00
Gilbane Building Company 7 Jackson Walkway        5       $25,615.80                $944.85       $25,615.80
Dimeo Construction Company 75 Chapman Street      5       $13,832.75                $510.23       $13,832.75
Bond Brothers Inc 145 Spring Street               5        $7,491.14                $276.31        $7,491.14
HV Collins Company 99 Gano Street                 5        $4,995.00                $184.24        $4,995.00
Agostini Construction Company Inc
 243 Narragansett Park Drive                      5        $3,610.34                $133.17        $3,610.34
Bovis Lend Lease LMB Inc 99 Chauncy Street        5       $34,133.00              $6,826.60       $30,719.70
EW Burman Inc 33 Vermont Avenue                   5        $6,147.00              $1,229.40        $3,073.50
AF Lusi Construction Co 44 Cedar Swamp Road       5        $5,933.33              $1,186.67        $2,966.67
DF Pray, Inc. 25 Anthony Street                   5          $423.43                 $84.69          $211.72
Struever Bros Eccles and Rouse 1040 Hull Street   5        $5,350.00              $1,070.00        $1,605.00
                                                  5        $6,420.00                $642.00          $642.00
                                                         $324,860.52 $324,860.52 $20,867.61      $305,672.33




Fiscal Year Ended September 30 2009 (continued)

                                                 Net          2011           Accumulated          Net
                                             Book Value   Depreciation       Depreciation      Book Value
                                             ----------   ------------       ------------      ----------
                                               ($0.00)         $0.00          $97,288.16          ($0.00)
                                                $0.00          $0.00           $4,000.00           $0.00
Gilbane Building Company 7 Jackson Walkway     ($0.00)         $0.00          $25,615.80          ($0.00)
Dimeo Construction Company 75 Chapman Street   ($0.00)         $0.00          $13,832.75          ($0.00)
Bond Brothers Inc 145 Spring Street             $0.00          $0.00           $7,491.14           $0.00
HV Collins Company 99 Gano Street               $0.00          $0.00           $4,995.00           $0.00
Agostini Construction Company Inc
 243 Narragansett Park Drive                   ($0.00)         $0.00           $3,610.34          ($0.00)
Bovis Lend Lease LMB Inc 99 Chauncy Street  $3,413.30      $3,413.30          $34,133.00           $0.00
EW Burman Inc 33 Vermont Avenue             $3,073.50      $1,229.40           $4,302.90       $1,844.10
AF Lusi Construction Co 44 Cedar Swamp Road $2,966.67      $1,186.67           $4,153.33       $1,780.00
DF Pray, Inc. 25 Anthony Street               $211.72         $84.69             $296.40         $127.03
Struever Bros Eccles and Rouse
 1040 Hull Street                           $3,745.00      $1,070.00           $2,675.00       $2,675.00
                                            $5,778.00      $1,284.00           $1,926.00       $4,494.00

                                           $19,188.19      $8,268.05         $313,940.38      $10,920.14

Fiscal Year Ended September 30 2008
                                              Depreciable                         2010          Accumulated
                                               Life (Yrs)                     Depreciation     Depreciation
                                              -----------                     ------------     -----------
Gilbane Building Company 7 Jackson Walkway        5        $13,771.00            $507.95       $13,771.00
Bovis Lend Lease LMB Inc 99 Chauncy Street        5        $11,070.07            $408.32       $11,070.07
Dimeo Construction Company 75 Chapman Street      5        $11,711.70            $431.99       $11,711.70
$0.00   $0.00  $11,711.70  $0.00
AF Lusi Construction Co 44 Cedar Swamp Road       5         $4,357.46            $160.73        $4,357.46
State of RI One Capitol Hill                      5        $18,000.00            $663.94       $18,000.00
HV Collins Company 99 Gano Street                 5         $5,000.00            $184.43        $5,000.00
MA Mortenson Co c/o Newport Building
 370 Renovation                                   5         $2,000.00             $73.77        $2,000.00
Pro Con Construction  1359 Hookset Road           5         $3,834.67            $383.47        $3,834.67
EW Burman Inc 33 Vermont Avenue                   5         $2,191.36            $438.27        $1,533.95
Suffolk Construction Company 65 Allerton Street   5         $4,221.50            $844.30        $2,955.05
                                                  5         $3,492.65            $698.53        $2,444.86
                                                  5         $4,177.92            $835.58        $2,924.54
                                                  5           $110.70             $22.14           $77.49

Fiscal Year Ended September 30 2008 (continued)
                                                 Net          2011           Accumulated          Net
                                             Book Value   Depreciation       Depreciation      Book Value
                                             ----------   ------------       ------------      ----------
Gilbane Building Company 7 Jackson Walkway      ($0.00)         $0.00         $13,771.00           ($0.00)
Bovis Lend Lease LMB Inc 99 Chauncy Street       $0.00          $0.00         $11,070.07            $0.00
Dimeo Construction Company 75 Chapman Street     $0.00          $0.00         $11,711.70            $0.00
AF Lusi Construction Co 44 Cedar Swamp Road     ($0.00)         $0.00          $4,357.46           ($0.00)
State of RI One Capitol Hill                    ($0.00)         $0.00         $18,000.00           ($0.00)
HV Collins Company 99 Gano Street               ($0.00)         $0.00          $5,000.00           ($0.00)
MA Mortenson Co c/o Newport Building
 370 Renovation                                  $0.00          $0.00          $2,000.00            $0.00
Pro Con Construction  1359 Hookset Road         ($0.00)         $0.00          $3,834.67           ($0.00)
EW Burman Inc 33 Vermont Avenue                $657.41        $438.27          $1,972.22          $219.14
Suffolk Construction Company
 65 Allerton Street                          $1,266.45        $844.30          $3,799.35          $422.15
                                             $1,047.80        $698.53          $3,143.39          $349.27
                                             $1,253.38        $835.58          $3,760.13          $417.79
                                                $33.21         $22.14             $99.63           $11.07

Fiscal Year Ended September 30 2007
                                              Depreciable                         2010          Accumulated
                                               Life (Yrs)                     Depreciation     Depreciation
                                              -----------                     ------------     -----------
                                                   5        $31,796.12          $6,359.22      $22,257.28
                                                   5         $2,165.69            $433.14       $1,082.85
State of RI One Capitol Hill                       5         $1,596.45            $319.29         $798.23
Gilbane Building Company 7 Jackson Walkway         5         $1,109.00            $221.80         $554.50
HV Collins Company 99 Gano Street                  5         $8,458.05          $1,691.61       $4,229.03
Skanska USA Building Inc 187 Chestnut Street       5         $2,054.37            $410.87       $1,027.19
Dimeo Construction Company 75 Chapman Street       5         $3,765.32            $753.06       $1,882.66
Ahlborg and Sons Inc 48 Molter Street              5         $5,986.65          $1,197.33       $1,796.00
Maron Construction Inc 180 Buttonhole Drive        5         $1,284.68            $256.94         $385.40
DF Pray, Inc. 25 Anthony Street                    5         $1,777.81            $355.56         $533.34
Suffolk Construction Company
  65 Allerton Street                               5         $5,545.00          $1,109.00       $1,663.50
Bovis Lend Lease LMB Inc 99 Chauncy Street         5         $1,128.08            $112.81         $112.81
                                                   5         $1,316.10            $131.61         $131.61
                                                   5         $1,316.10            $131.61         $131.61
                                                   5           $188.88             $18.89          $18.89

Fiscal Year Ended September 30 2007 (continued)
                                                 Net          2011           Accumulated          Net
                                             Book Value   Depreciation       Depreciation      Book Value
                                             ----------   ------------       ------------      ----------
                                             $9,538.84      $6,359.22         $28,616.51        $3,179.61
                                             $1,082.85        $433.14          $1,515.98          $649.71
State of RI One Capitol Hill                   $798.23        $319.29          $1,117.52          $478.94
Gilbane Building Company 7 Jackson Walkway     $554.50        $221.80            $776.30          $332.70
HV Collins Company 99 Gano Street            $4,229.03      $1,691.61          $5,920.64        $2,537.42
Skanska USA Building Inc 187 Chestnut Street $1,027.19        $410.87          $1,438.06          $616.31
Dimeo Construction Company 75 Chapman Street $1,882.66        $753.06          $2,635.72        $1,129.60
O Ahlborg and Sons Inc 48 Molter Street      $4,190.66      $1,197.33          $2,993.33        $2,993.33
Maron Construction Inc 180 Buttonhole Drive    $899.28        $256.94            $642.34          $642.34
DF Pray, Inc. 25 Anthony Street              $1,244.47        $355.56            $888.91          $888.91
Suffolk Construction Company
 65 Allerton Street                          $3,881.50      $1,109.00          $2,772.50        $2,772.50
Bovis Lend Lease LMB Inc 99 Chauncy Street   $1,015.27        $225.62            $338.42          $789.66
                                             $1,184.49        $263.22            $394.83          $921.27
                                             $1,184.49        $263.22            $394.83          $921.27
                                               $169.99         $37.78             $56.66          $132.22

                                              Depreciable                           2010         Accumulated
                                               Life (Yrs)                       Depreciation     Depreciation
                                              -----------                       ------------     -----------
Vendors  Top Ten                                   5     $523.87                   $52.39           $52.39
Source : 1099 Preparation Report by Vendor         5    ($712.75)                 ($71.28)         ($71.28)
Calendar Year Ended December 31 2010               5    $1,195.00                  $119.50          $119.50
                                                   5    $2,883.61                  $288.36          $288.36
Plumbers and Pipefitter Local 51
 11 Hemingway Drive
FW Webb Company 160 Middlesex Turnpike                $157,317.06  $157,317.06  $19,545.14      $116,674.65
Trane Company PO Box 406469
Seekonk Supply Inc PO Box 157
Frank Lombardo & Sons Inc 78 Narragansett Avenue
Johnson Insulation Inc 3705 Pawtucket Avenue       5    $1,497.98                   $56.26        $1,497.98
Stand Corporation  105 Pennsylvania Avenue         5   $22,228.36                  $834.81       $22,228.36
Viking Industries, Inc. PO Box 32                  5   $57,102.58                $2,144.55       $57,102.58
Independent Pipe and Supply Corp PO Box 843024     5   $25,668.23                $5,133.65       $17,967.76
Quality Air Metals Inc. 283 B Centre Street        5   $15,797.77                $3,159.55        $7,898.89
                                                   5    $3,150.00                  $630.00        $1,575.00
                                                   5    $3,150.00                  $630.00        $1,575.00
                                                   5      $924.48                  $184.90          $462.24




                                                 Net          2011           Accumulated          Net
                                             Book Value   Depreciation       Depreciation      Book Value
                                             ----------   ------------       ------------      ----------

Vendors  Top Ten (continued)                   $471.48       $104.77            $157.16         $366.71
Source : 1099 Preparation Report by Vendor    ($641.48)     ($142.55)          ($213.83)       ($498.93)
Calendar Year Ended December 31 2010         $1,075.50       $239.00            $358.50         $836.50
                                             $2,595.25       $576.72            $865.08       $2,018.53
Plumbers and Pipefitter Local 51
 11 Hemingway Drive
FW Webb Company 160 Middlesex Turnpike      $40,642.41    $17,514.43        $134,189.08      $23,127.98
Trane Company PO Box 406469
Seekonk Supply Inc PO Box 157
Frank Lombardo & Sons Inc
 78 Narragansett Avenue
Johnson Insulation Inc
 3705 Pawtucket Avenue                          ($0.00)        $0.00          $1,497.98          ($0.00)
Stand Corporation
  105 Pennsylvania Avenue                        $0.00         $0.00         $22,228.36           $0.00
Viking Industries, Inc. PO Box 32               ($0.00)        $0.00         $57,102.58          ($0.00)
Independent Pipe and Supply Corp
 PO Box 843024                               $7,700.47     $5,133.65         $23,101.41       $2,566.82
Quality Air Metals Inc. 283 B Centre Street  $7,898.89     $3,159.55         $11,058.44       $4,739.33
                                             $1,575.00       $630.00          $2,205.00         $945.00
                                             $1,575.00       $630.00          $2,205.00         $945.00
                                               $462.24       $184.90            $647.14         $277.34

                                              Depreciable                           2010         Accumulated
                                               Life (Yrs)                       Depreciation     Depreciation
                                              -----------                       ------------     -----------

Calendar Year Ended December 31 2009                5      $4,223.90                   $844.78       $2,111.95
                                                    5      $3,425.00                   $685.00       $1,712.50
Plumbers and Pipefitter Local 51
 11 Hemingway Drive                                 5     $17,114.65                 $1,711.47       $1,711.47
Quality Air Metals Inc. 283 B Centre Street
Unique Metal Works LLC
 489 Narragansett Park Drive                             $154,282.95 $154,282.95    $16,014.96     $115,843.72
FW Webb Company 160 Middlesex Turnpike
Korel Controls Inc One Harry Street
Seekonk Supply Inc PO Box 157
Bonner Sheet Metal Corp 310 Southwest Cutoff        5      $4,124.85                   $152.15       $4,124.85
Hughes Sheet Metal Inc 469 Alden Street             5     $37,626.15                 $3,762.62      $37,626.16
Trane Company PO Box 406469                         5     $41,400.80                 $8,280.16      $37,260.72
Johnson Insulation Inc 3705 Pawtucket Avenue        5      $4,000.00                   $800.00       $3,600.00
May 06 2003 Ford Van 69058                          5     $10,797.14                 $2,159.43       $9,717.43
Oct 06 2000 Chevy Silverado 67430                   5      $4,494.00                   $898.80       $3,145.80
Oct 06 1994 Chevy G40 03329                         5      $3,210.00                   $642.00       $2,247.00
Aug 07 2001 Ford E250 28824                         5      $9,095.00                 $1,819.00       $6,366.50
Sep 07 Cap City - Service Van & DM                  5      $2,336.88                   $467.38       $1,635.82
Oct 07 Pawt Cr Union - Service  Van 16942           5      $7,356.12                 $1,471.22       $3,678.06
Dec 07 2004 Ford E250 06336                         5     $10,914.00                 $2,182.80       $5,457.00
Jul 08 Tasca - 07 Ford E350 24892                   5     $15,954.00                 $3,190.80       $7,977.00
Jul 08 Tasca - 07 Ford E350 Tax 24892               5      $1,116.78                   $223.36         $558.39
Jul 08 Able Truck - Cat Repairs (dep)               5      $1,000.00                   $200.00         $500.00
Aug 08 Able Truck - Cat Repairs (bal)               5      $4,958.03                   $991.61       $2,479.02
Sep 08 Masse - 08 GMC 03607                         5     $30,300.67                 $6,060.13      $15,150.34
Sep 08 Fiore - 07 GMC 94484                         5     $24,900.00                 $4,980.00      $12,450.00
Nov 08 State RI - Fiore 94484 tax                   5      $1,743.00                   $348.60         $871.50
Apr 09 Southworth - Bobcat Repairs                  5      $4,609.47                   $921.89       $1,382.84
Apr 09 Volpe - 94 Dodge pickup                      5      $1,926.00                   $385.20         $577.80
May-10 2010 Mercedes E63AMG                         5    $109,206.00                $10,920.60      $10,920.60
Aug-10 2011 GMC Yukon Denali 27363                  5     $56,051.09                 $5,605.11       $5,605.11
                                                         $387,119.98   $387,119.98  $56,462.86     $173,331.92
                                                       $1,045,465.35 $1,045,465.35 $114,988.41     $715,867.57


                                                 Net          2011           Accumulated          Net
                                             Book Value   Depreciation       Depreciation      Book Value
                                             ----------   ------------       ------------      ----------
Calendar Year Ended December 31 2009
 (continued)                                  $2,111.95      $844.78           $2,956.73        $1,267.17
                                              $1,712.50      $685.00           $2,397.50        $1,027.50
Plumbers and Pipefitter Local 51
 11 Hemingway Drive                          $15,403.19    $3,422.93           $5,134.40       $11,980.26
Quality Air Metals Inc. 283 B Centre Street
Unique Metal Works LLC
 489 Narragansett Park Drive                 $38,439.23   $14,690.81         $130,534.53       $23,748.42
FW Webb Company 160 Middlesex Turnpike
Korel Controls Inc One Harry Street
Seekonk Supply Inc PO Box 157
Bonner Sheet Metal Corp
 310 Southwest Cutoff                            ($0.00)       $0.00           $4,124.85           ($0.00)
Hughes Sheet Metal Inc 469 Alden Street          ($0.01)      ($0.01)         $37,626.15            $0.00
Trane Company PO Box 406469                   $4,140.08    $4,140.08          $41,400.80            $0.00
Johnson Insulation Inc 3705 Pawtucket Avenue    $400.00      $400.00           $4,000.00            $0.00
May 06 2003 Ford Van 69058                    $1,079.71    $1,079.71          $10,797.14            $0.00
Oct 06 2000 Chevy Silverado 67430             $1,348.20      $898.80           $4,044.60          $449.40
Oct 06 1994 Chevy G40 03329                     $963.00      $642.00           $2,889.00          $321.00
Aug 07 2001 Ford E250 28824                   $2,728.50    $1,819.00           $8,185.50          $909.50
Sep 07 Cap City - Service Van & DM              $701.06      $467.38           $2,103.19          $233.69
Oct 07 Pawt Cr Union - Service  Van 16942     $3,678.06    $1,471.22           $5,149.28        $2,206.84
Dec 07 2004 Ford E250 06336                   $5,457.00    $2,182.80           $7,639.80        $3,274.20
Jul 08 Tasca - 07 Ford E350 24892             $7,977.00    $3,190.80          $11,167.80        $4,786.20
Jul 08 Tasca - 07 Ford E350 Tax 24892           $558.39      $223.36             $781.75          $335.03
Jul 08 Able Truck - Cat Repairs (dep)           $500.00      $200.00             $700.00          $300.00
Aug 08 Able Truck - Cat Repairs (bal)         $2,479.02      $991.61           $3,470.62        $1,487.41
Sep 08 Masse - 08 GMC 03607                  $15,150.34    $6,060.13          $21,210.47        $9,090.20
Sep 08 Fiore - 07 GMC 94484                  $12,450.00    $4,980.00          $17,430.00        $7,470.00
Nov 08 State RI - Fiore 94484 tax               $871.50      $348.60           $1,220.10          $522.90
Apr 09 Southworth - Bobcat Repairs            $3,226.63      $921.89           $2,304.74        $2,304.74
Apr 09 Volpe - 94 Dodge pickup                $1,348.20      $385.20             $963.00          $963.00
May-10 2010 Mercedes E63AMG                  $98,285.40   $21,841.20          $32,761.80       $76,444.20
Aug-10 2011 GMC Yukon Denali 27363           $50,445.98   $11,210.22          $16,815.33       $39,235.76
                                            $213,788.06   $63,453.99         $236,785.91      $150,334.07
                                            $329,597.78   $106,115.76        $821,983.33      $223,482.02

Schedule 4.27
Certain Prohibited Transactions


None

Schedule 4.28
Employee Matters


None

Schedule 4.29
Cash Disbursements

None



95
{P0092814 V 9}
{P0092814 V 9}